Exhibit 3.2

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

DATED AS OF MARCH 6, 2026

THE UNITS REPRESENTING LIMITED PARTNER INTERESTS (THE “UNITS”) OF BLACKSTONE INFRASTRUCTURE STRATEGIES L.P. (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, OTHER THAN UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ii

Exhibit A – Unit Redemption Plan

Schedule A to Exhibit A – Form of Promissory Note for Redemption of Units

Schedule B to Exhibit A – Form of Redemption Authorization Form

Exhibit B – Form of Amended and Restated Investment Management Agreement

iii

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

This THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of BLACKSTONE INFRASTRUCTURE STRATEGIES L.P., a Delaware limited partnership (the “Partnership”), is made as of this 6th day of March, 2026, by and among Blackstone Infrastructure Strategies Associates L.P., a Delaware limited partnership, as general partner (the “General Partner”), and the parties listed in the books and records as limited partners of the Partnership, as limited partners.

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated as of July 16, 2024, which was filed for recordation in the office of the Secretary of State of the State of Delaware on July 16, 2024 and a Limited Partnership Agreement, dated as of July 16, 2024, between the General Partner and the Initial Limited Partner thereto;

WHEREAS, the Partnership entered into the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 2, 2025, to permit the withdrawal of the Initial Limited Partner and the admission of the parties referred to above as limited partners of the Partnership and further to make the modifications as set forth therein;

WHEREAS, the Partnership entered into the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of April 11, 2025 (the “Second Amended and Restated Partnership Agreement”), to make the modifications as set forth therein; and

WHEREAS, as set forth in Section 11.3(a) of the Second Amended and Restated Partnership Agreement, the General Partner desires to amend the Second Amended and Restated Partnership Agreement as set forth in this Agreement, and the General Partner, in its discretion, has determined that this Agreement will not have a material adverse effect on the Limited Partners in the aggregate.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the Second Amended and Restated Partnership Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS

As used herein, the following terms shall have the following meanings:

1940 Act: The U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

75% in Units: At any time, the Limited Partners holding 75% of the total aggregate outstanding Units in the Partnership.

Act: The Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Section 17-101 et seq., as amended from time to time, or any successor statute.

Adjusted Capital Account Balance: With respect to any Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5) and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Administration Fee: The administration fee payable by the Partnership to the Investment Manager in accordance with the Investment Management Agreement.

Advisers Act: The U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

Affiliate: With respect to a Person, any other Person that either directly or indirectly controls, is controlled by or is under common control with the first Person. For the avoidance of doubt, it is understood that (i) portfolio entities and other entities through or with respect to which Investments are held by the Partnership and/or any other Blackstone-sponsored funds shall not be considered Affiliates of Blackstone, the General Partner, the Investment Manager or the Partnership for purposes hereof and (ii) advisors to Blackstone with respect to particular industries or market segments shall not be considered Affiliates of Blackstone, the General Partner, the Investment Manager or the Partnership for the purposes hereof.

Aggregate Net Leverage: (i) The aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Partnership minus (ii) cash and cash equivalents of the Partnership minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an Investment and working capital advances. For purposes of determining Aggregate Net Leverage, the General Partner shall use the principal amount of borrowings, and not the valuations of the Partnership’s borrowings, and may, in its reasonable discretion, determine which securities and other instruments are deemed to be cash equivalents.

Aggregator: BXINFRA Aggregator (CYM) L.P., a Cayman Islands exempted limited partnership, including any successor vehicle thereto or any vehicles used to aggregate the holdings of the Partnership and any Parallel Funds.

Agreed Value: The fair market value of a Partner’s non-cash Subscriptions as agreed to by such Partner and the General Partner.

Agreement: This Third Amended and Restated Limited Partnership Agreement, as may be amended, modified or supplemented from time to time.

Assumed Income Tax Rate: The highest effective marginal statutory combined U.S. federal, state and local income tax (including, without limitation, any tax imposed under Section 1401 and 1411 of the Code) rate for a Fiscal Year prescribed for an individual residing in New York City, New York (taking into account (a) the limitations on the deductibility of expenses and other items for U.S. federal income tax purposes and (b) the character (e.g., long-term or short-term capital gain or ordinary income or qualified dividend income) of the applicable income).

Blackstone: Collectively, Blackstone Inc., a Delaware corporation, and any predecessors or successors thereto, and any Affiliate thereof.

Board of Directors: As defined in Section 5.3(a).

Broken Deal Expenses: As defined in Section 6.3(a)(xx).

Business Day: A day which is not a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close.

BXINFRA: The Partnership, together with any Feeder Funds, the Parallel Funds and Intermediate Entities, collectively.

BXINFRA Lux: Blackstone Private Markets Solutions SCA-SICAV – Blackstone Infrastructure Strategies ELTIF, a European long-term investment fund, together with BXINFRA Aggregator SCSp, a Luxemburg special limited partnership and its parallel funds as may exist from time to time.

Capital Account: As defined in Section 10.1(a).

Carrying Value: With respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership assets may be adjusted to equal their respective Fair Market Values, as determined by the General Partner, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Units by any new or existing Partner in exchange for more than a de minimis Subscription; (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; or (c) such other dates as may be specified in such Treasury Regulations; provided, that adjustments pursuant to clauses (a), (b) or (c) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes.

Cause: Cause as determined by the General Partner in its reasonable discretion, which may include but is not limited to, situations that would be detrimental to the operations or reputation of the Partnership, the General Partner or Blackstone or would impair the Independent Directors’ ability to perform their duties.

Cause Event: A finding by any court or governmental body of competent jurisdiction in a final, non-appealable judgment not stayed or vacated within 30 days that the General Partner or the Investment Manager has committed (A) a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Partnership or the ability of the General Partner or the Investment Manager to perform their respective duties under the terms of this Agreement or the Investment Management Agreement, as the case may be or (B) fraud or willful misconduct by the General Partner or Investment Manager in connection with the performance of their respective duties under the terms of this Agreement or the Investment Management Agreement, as the case may be, that has a material adverse effect on the business of the Partnership. The General Partner will provide the Limited Partners with prompt notice of a Cause Event.

Class D Unit: A Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

Class I-Series I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class I-Series I Unit as provided in this Agreement.

Class I-Series II Unit: A Unit entitling the holder thereof to the rights of a holder of a Class I-Series II Unit as provided in this Agreement.

Class I-Series III Unit: A Unit entitling the holder thereof to the rights of a holder of a Class I-Series III Unit as provided in this Agreement.

Class S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class S Unit as provided in this Agreement.

Code: The U.S. Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor statute.

Comparable Fund: As defined in Section 4.5(a).

Corporation: As defined in Section 2.11(c).

Director: As defined in Section 5.3(a).

ERISA: The U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

Excess Profits: As defined in Section 3.3.

Exchange Act: The U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

Fair Market Value: The value of the Investments, determined in accordance with the valuation policies of the Partnership, as updated from time to time.

FATCA: Sections 1471 through 1474 of the Code, any present or future regulations promulgated thereunder or official interpretations thereof or any forms, instructions or other guidance issued pursuant thereto, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements or similar regimes or any legislation or regime which implements, or implements rules similar to, any intergovernmental agreement entered into for the automatic exchange of tax information or the Organization for Economic Co-operation and Development’s Common Reporting Standard.

Feeder Fund: A Limited Partner that is formed by, or at the direction of, the General Partner or its Affiliates to serve as a vehicle which will invest all or substantially all of its investable assets in the Partnership.

Feeder Fund Investor: A limited partner or similar investor in any Feeder Fund.

Fiscal Quarter: The calendar quarter or, in the case of the first fiscal quarter and in the event of the last fiscal quarter, the fraction thereof commencing on the Initial Closing Date or ending on the date on which the winding-up of the Partnership is completed, as the case may be.

Fiscal Year: As defined in Section 2.8.

FOIA: The Freedom of Information Act, 5 U.S.C. Section 552, any state public records access laws, any state or other jurisdiction’s laws similar in intent or effect to the Freedom of Information Act or any other similar statutory or regulatory requirement that might result in the public disclosure of confidential information.

Fund Expenses: As defined in Section 6.3(a).

General Partner: Blackstone Infrastructure Strategies Associates L.P., a Delaware limited partnership, and any general partner substituted therefor in accordance with this Agreement, in each case, in its capacity as general partner of the Partnership.

General Partner Expenses: As defined in Section 6.1.

General Partner Interest: The general partner interest held by the General Partner in the Partnership that grants the General Partner the rights afforded to the General Partner under this Agreement (including, without limitation, the right to receive the Performance Participation Allocation). Units held by the General Partner as a Limited Partner are not part of the General Partner Interest.

GP Event of Withdrawal: The complete withdrawal or assignment of all of the General Partner Interest (other than in connection with a permitted assignment and substitution under Section 8.1), or the bankruptcy or dissolution and commencement of winding up of the General Partner. For purposes hereof, bankruptcy of the General Partner shall be deemed to have occurred when (a) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) it is adjudged a bankrupt or insolvent, or has entered against it a final and non-appealable order for relief under any bankruptcy, insolvency or other similar law of competent jurisdiction now or hereafter in effect, (c) it executes and delivers a general assignment for the benefit of its creditors, (d) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (a) above, (e) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or substantially all of its properties, or (f)(l) any involuntary proceeding of the nature described in clause (a) above has not been dismissed one hundred and twenty (120) days after a commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (e) above has not been vacated or stayed within ninety (90) days of such appointment, or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay.

Hurdle Amount: For any period during a Reference Period, a Hurdle Amount means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the relevant Units of the Aggregator outstanding at the beginning of the then-current Reference Period and all relevant Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such relevant Units and (ii) all issuances of such Units over the period. The ending Net Asset Value of such Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Participation Allocation and any applicable Servicing Fee expenses and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Investment (or any comparable entities of any Other Blackstone Accounts in which the Partnership directly or indirectly participates) or taxes paid by any such entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units redeemed during such period, which such Units will be subject to the Performance Participation Allocation upon such redemption as described in Section 3.3. To the extent a class, or series of such class, of Units has a different Management Fee than Class I-Series I Units, the corresponding Hurdle Amount will be calculated separately.

ICR: As defined in Section 5.3(a).

Indemnified Losses: As defined in Section 4.3(a).

Indemnified Party: As defined in Section 4.2(a).

Independent Director: As defined in Section 5.3(a).

Initial Closing Date: The date on which the Partnership first accepted third-party investors and began investment operations, which occurred on January 2, 2025.

Initial Limited Partner: Paul Schlaack.

Intermediate Entities: As defined in Section 2.11(c).

Investment Management Agreement: The Amended and Restated Investment Management Agreement, dated as of March 6, 2026, between the Partnership and the Investment Manager, in the form attached hereto as Exhibit B, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof.

Investment Manager: Blackstone Infrastructure Advisors L.L.C., a Delaware limited liability company, or any other Person who becomes a successor to the Investment Manager in accordance with the terms of the Investment Management Agreement, in each case, in its capacity as investment manager of the Partnership.

Investments: (i) Any investment made by the Partnership, including, without limitation, direct infrastructure equity and credit investments and investments in other funds or vehicles acquired in primary or secondary transactions, and (ii) any investments in debt or other securities or assets.

Leverage Limit: As defined in Section 4.1(b)(ii).

Leverage Ratio: On any date of incurrence of any indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage by (ii) the aggregate month-end values of the Partnership’s Investments, plus the value of any other assets (such as cash on hand), as determined in accordance with the Partnership’s valuation policy.

Limited Partners: The parties listed as limited partners in the Partnership’s books and records or any Person who has been admitted to the Partnership as a substituted or additional Limited Partner in accordance with this Agreement, in each case, in its capacity as such.

Loss Carryforward Amount: The Loss Carryforward Amount shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any relevant Units redeemed during such year, which Units will be subject to the Performance Participation Allocation upon such redemption as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.” To the extent a class, or series of such class, of Units has a different Management Fee than Class I-Series I Units, the corresponding Loss Carryforward Amount will be calculated separately.

Management Fee: The management fee payable to the Investment Manager in accordance with the Investment Management Agreement.

Memorandum: The Placement Memorandum of the Partnership, Blackstone Infrastructure Strategies (TE) L.P. and the Aggregator, dated as of October 2024, as supplemented in December 2024 and February 2025, and as further amended, restated and/or supplemented from time to time.

Net Asset Value: The net asset value of Units, determined as of the last Business Day of each month as determined in accordance with the valuation policies of the Partnership, as updated from time to time.

Non-Public Information: Information regarding the Partnership, any other Limited Partner, any Person in which the Partnership holds, or contemplates acquiring, any Investment, the General Partner or the Investment Manager or their Affiliates, which information is received by a Limited Partner pursuant to this Agreement or otherwise furnished to a Limited Partner by the General Partner or the Investment Manager or their Affiliates or agents, but does not include information that (i) was publicly known at the time such Limited Partner receives such information pursuant to this Agreement or (ii) subsequently becomes available to such Limited Partner on a non-confidential basis from a source other than the General Partner; provided, that to the best knowledge of such Limited Partner after due inquiry, such source was not prohibited from disclosing such information to such Limited Partner by a legal, contractual or fiduciary obligation owed to the Partnership, the General Partner, the Investment Manager, or any of their respective Affiliates.

Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(b). The amount of Partner Nonrecourse Deductions for a Fiscal Year equals the net increase, if any, in the amount of Partnership Minimum Gain during that Fiscal Year, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

Notice Date: As defined in Section 11.3(c)(i).

Other Blackstone Accounts: Investment funds and other vehicles or accounts managed or advised by Blackstone from time to time (other than Parallel Funds, Feeder Funds and alternative vehicles), and any successors thereto, in each case, including any alternative vehicles formed in connection therewith, any supplemental capital vehicles formed in connection with any investments made thereby and any vehicles formed in connection with Blackstone’s side-by-side or additional general partner investments relating thereto.

Other Plan Laws: The provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA and/or Section 4975 of the Code.

Parallel Funds: As defined in Section 2.10(a).

Partner Nonrecourse Debt Minimum Gain: An amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

Partner Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(i)(2).

Partners: The General Partner and the Limited Partners.

Partnership: Blackstone Infrastructure Strategies L.P., the Delaware limited partnership governed hereby, as such limited partnership may from time to time be constituted.

Partnership Minimum Gain: As defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

Performance Participation Allocation: As defined in Section 3.3. To the extent a class, or series of such class, of Units has a different Management Fee than Class I-Series I Units, the corresponding Performance Participation Allocation will be calculated separately.

Person: Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

Plan: Any (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) “plan” within the meaning of Section 4975(e)(1) of the Code (whether or not subject to Section 4975 of the Code), (iii) insurance general account whose assets are deemed to include assets subject to Title I of ERISA or Section 4975 of the Code under ERISA or the regulations promulgated thereunder, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and (v) entity the assets of which constitute, or are deemed to constitute the assets of, any of the foregoing described in clause (i), (ii), (iii) or (iv) pursuant to ERISA or otherwise.

Portfolio Entities: Any Person in which Investments are made by the Partnership.

Pre-Closing Investment: As defined in Section 4.1(d).

Primary Commitments: Capital commitments to commingled, blind pool investment funds managed by Blackstone Affiliates or third-party managers.

Profits and Losses: For each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.3 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.

Quarterly Allocation: As defined in Section 3.3.

Quarterly Shortfall: As defined in Section 3.3.

Quarterly Shortfall Obligation: As defined in Section 3.3.

Reference Period: The year ending December 31.

Second Amended and Restated Partnership Agreement: As defined in the recitals hereto.

Securities Act: The U.S. Securities Act of 1933, as amended.

Servicing Fee: The applicable servicing fee payable by the Partnership, including any amount that is allocated to a Partner’s representative at the financial intermediary through which such Partner was placed in the Partnership, compensating such representative for reporting, administrative and other services provided to a Partner by such representative, as described in the Memorandum.

Subscription: As to any Partner, the amount set forth as such in such Partner’s accepted Subscription Agreement and/or reflected in the books and records of the Partnership.

Subscription Agreements: Each of the several Subscription Agreements between the Partnership and the Limited Partners.

Tax Advances: As defined in Section 10.6.

TM: As defined in Section 11.16.

Total Return: For any period since the end of the prior Reference Period, the Total Return shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the relevant Units of the Aggregator outstanding at the end of such period since the beginning of the then-current Reference Period plus (ii) the change in aggregate Net Asset Value of such Units of the Aggregator since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of additional Units, (y) any allocation or accrual to the Performance Participation Allocation and (z) applicable Servicing Fee expenses (including any payments made to the Partnership for payment of such expenses allocable to such Units); provided, that the aggregate Net Asset Value of such Units shall be calculated without taking into account any accrued and unpaid taxes imposed on any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Investment (or any comparable entities of any Other Blackstone Accounts in which the Partnership directly or indirectly participates) or taxes paid by any such entity since the end of the prior Reference Period minus (iii) all Fund Expenses of BXINFRA (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Servicing Fees allocable to such Units. For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the Net Asset Value of any relevant Units issued during the then-current Reference Period but (ii) exclude the proceeds from the initial issuance of such Units. To the extent a class, or series of such class, of Units has a different Management Fee than Class I-Series I Units, the corresponding Total Return will be calculated separately.

Treasury Regulations: The United States federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. All references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

Unit: A fractional, undivided interest in the Partnership or any Feeder Fund and/or an interest in any Intermediate Entity or Parallel Fund, unless the context otherwise requires, including Class D Units, Class I-Series I Units, Class I-Series II Units, Class I-Series III Units, Class S Units and such other classes, or series of such classes, of Units that may be issued by the Partnership or a Feeder Fund, as applicable, in the sole discretion of the General Partner.

Unit Allocation: As defined in Section 3.3.

Unit Redemption Plan: As defined in Section 3.3.

United States or U.S.: The United States of America, its territories and possessions, any State of the United States and the District of Columbia.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.1. Formation. The parties hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be as provided in said Act, except as herein otherwise expressly provided.

SECTION 2.2. Name. The name of the Partnership shall be “Blackstone Infrastructure Strategies L.P.” The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable, subject to any requirements of applicable law. In the case of a change of name of the Partnership pursuant to this section, specific references herein to the name of the Partnership shall be deemed to have been amended to the name as so changed.

SECTION 2.3. Organizational Certificates and Other Filings. If requested by the General Partner, the Limited Partners shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts that may be required to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware and (b) the operation of the Partnership as a limited partnership, or partnership in which the Limited Partners have limited liability, in all jurisdictions where the Partnership conducts or proposes to conduct business.

SECTION 2.4. Classes, or Series of Classes, of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated as Class D Units, Class I-Series I Units, Class I-Series II Units, Class I-Series III Units, and Class S Units and such other classes, or series of such classes, of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner. The General Partner may, in its sole discretion, at any time and from time to time, convert, reclassify or exchange any issued and outstanding Units of any class, or series of such class, into Units of one or more other classes or series (as applicable), in whole or in part, on a pro rata or non-pro rata basis, and with such allocation among holders as the General Partner determines in good faith to be equitable, in each case without the consent of any Limited Partner. Any conversion pursuant to this Section shall be effected by book entry without the need for further action by any holder and shall be final and binding on the Limited Partners absent manifest error.

SECTION 2.5. Purpose. The principal purpose of the Partnership is to seek to make Investments in accordance with the investment objectives and policies of the Partnership as in effect from time to time and to engage in any other lawful activity as the General Partner may from time to time determine and to do all things incidental or ancillary thereto. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Partnership as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods. The Partnership shall have the power to engage in all activities and transactions which the General Partner deems necessary or advisable in connection with the foregoing.

SECTION 2.6. Principal Place of Business; Other Places of Business. The principal place of business of the Partnership shall be located at 345 Park Avenue, New York, New York 10154, and/or such other place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner may change the location of the Partnership’s principal place of business and may establish such additional offices of the Partnership as it may from time to time determine upon notice to the Limited Partners.

SECTION 2.7. Registered Office and Registered Agent. The Partnership shall maintain a registered office at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or at such other office as may from time to time be determined by the General Partner. The name and address of the Partnership’s registered agent for service of process in the State of Delaware as of the date of this Agreement is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The General Partner may change the registered office or registered agent of the Partnership in the State of Delaware at any time and shall provide notice of any such change to the Limited Partners.

SECTION 2.8. Fiscal Year. The fiscal year of the Partnership (the “Fiscal Year”) ends on December 31st of each calendar year or any other date deemed advisable by the General Partner and permitted under the Code. The Partnership has the same Fiscal Year for United States federal and state income tax purposes and for financial and partnership accounting purposes. The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner, in its sole discretion, shall determine such change to be necessary or appropriate.

SECTION 2.9. [Reserved.]

SECTION 2.10. Parallel Funds.

(a) The General Partner or an Affiliate thereof may create, or direct the creation of, one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities, (collectively, “Parallel Funds”) to accommodate legal, tax, accounting, regulatory, compliance, or certain other operational requirements which will generally co-invest (either directly or indirectly) in its Investments with the Partnership on a pro rata basis (based upon available capital and any other factor determined by the General Partner) and on substantially the same terms as the Partnership (including by means of investing in the Aggregator), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, accounting, regulatory, compliance or certain other operational requirements. The Partnership and the Parallel Funds will generally also dispose of each such Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by the Aggregator disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, accounting, regulatory, compliance or certain other operational requirements. Investors should note that, as a result of the legal, tax, regulatory, compliance, structuring or other considerations mentioned above, the terms of such Parallel Funds may substantially differ from the terms of the Partnership. In particular, such differences may cause Parallel Funds to subscribe at a different net asset value per unit in the Aggregator. For the avoidance of doubt, neither BXINFRA Lux, any Comparable Fund nor any co-investment vehicles, if any, or other entities relating to additional capital in a single investment in a Portfolio Entity shall be considered Parallel Funds.

(b) The General Partner may, in its sole discretion, permit or require an existing Limited Partner to withdraw from the Partnership to facilitate such Limited Partner’s participation in any Parallel Fund (or vice versa) and, in connection therewith, may transfer or distribute to a Parallel Fund such Limited Partner’s proportionate share of one or more of the Investments of the Partnership (or vice versa) (including an interest in the Aggregator), and take any other necessary action to consummate the foregoing.

SECTION 2.11. Feeder Funds and Intermediate Entities.

(a) The General Partner and/or its Affiliates may, in their sole discretion, establish, or direct others to establish, one or more Feeder Funds to accommodate certain investors and to facilitate their indirect participation in the Partnership with respect to all or a portion of their investment therein. Any such Feeder Fund may elect to be treated as a Corporation for U.S. federal income tax purposes. Investors in a Feeder Fund generally will have indirect interests in the Partnership on economic terms no more favorable than those of the other Limited Partners that invest in the Partnership.

(b) The General Partner may make any adjustments to the units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.11 on the condition that such adjustments shall not materially adversely affect the Units of any other Limited Partner. Nothing in this Section 2.11 should be construed as making any interestholder in a Feeder Fund a Limited Partner for any purpose.

(c) The General Partner and/or its Affiliates may, in their sole discretion, cause the Partnership to hold certain investments directly or indirectly through (i) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each a “Corporation”) or (ii) one or more limited liability companies or limited partnerships (each, a “Lower Entity,” and together with any Corporation, and including the Aggregator, “Intermediate Entities”).

ARTICLE III

SUBSCRIPTIONS; DISTRIBUTIONS

SECTION 3.1. Subscriptions.

(a) Partners will make Subscriptions to the Partnership in exchange for Units as more fully described in the Memorandum. Each Partner, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Partnership, including the risks and conflicts described in the Memorandum. Each Partner’s Unit holdings will be set forth opposite their names on the Partnership’s books and records. The General Partner or any transfer agent or similar agent may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to each Limited Partner’s Units (including as a result of Subscriptions or redemptions) without preparing an amendment to this Agreement. The Partners shall have no right or obligation to make any additional Subscriptions or loans to the Partnership.

(b) The General Partner is hereby authorized to cause the Partnership to issue such additional Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Units issued thereby may be issued in one or more classes, or one or more series of any of such classes (including the classes, or series of classes, specified in this Agreement or otherwise), with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of existing Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner. Notwithstanding Section 11.3, the General Partner is authorized to amend this Agreement without the consent of any other Partner or other Person as it may deem necessary or advisable to implement or reflect any actions taken pursuant to the provisions of this Section 3.1(b).

(c) Each Person proposed to be admitted as a Limited Partner shall be so admitted upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Person becomes bound by the terms of this Agreement.

(d) Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Partnership in its sole discretion.

(e) Admission of a new Limited Partner shall not cause dissolution of the Partnership.

(f) Unless otherwise agreed to by the General Partner, Subscriptions to the Partnership must be made in U.S. dollars by wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Partnership, a Subscription to the Partnership in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Partner as of the date of contribution are set forth on the Partnership’s books and records. No Units shall be deemed issued by the Partnership to a Partner until they are paid for in the amount and form agreed to with the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non-assessable, to the fullest extent permitted by law.

SECTION 3.2. Distributions – General Principles.

(a) Except as otherwise expressly provided in this Article III or in Article IX, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Units on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution or redemption payment to any Partner on account of its interest in the Partnership if such distribution or redemption payment would violate the Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Partners on the applicable record date set by the General Partner, except that the amount distributed per Unit of any class, or series of a class, may differ from the amount per Unit of another class, or series of a class, on account of differences in class- or series-specific expense allocations or for other reasons as determined by the General Partner.

(b) Distributions and redemption payments made pursuant to this Agreement shall be made in cash. All cash contributions, distributions and redemptions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Partnership shall be the U.S. dollar with respect to all allocations and distributions hereunder.

SECTION 3.3. Performance Participation Allocation.

The General Partner shall be entitled to a distribution (the “Performance Participation Allocation”) from BXINFRA (directly or indirectly through an Intermediate Entity), (i) with respect to the first Reference Period, promptly following the end of the year (which shall accrue on a monthly basis) and (ii) with respect to all subsequent Reference Periods, upon the end of each quarter thereafter and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:

(i) First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the General Partner equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the General Partner pursuant to this clause; and

(ii) Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

The General Partner will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with redemptions of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Performance Participation Allocation.

The General Partner may elect to receive the Performance Participation Allocation in cash, Units of the Partnership or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (“Unit Allocation”). If the Performance Participation Allocation is paid in Units, such Units may be redeemed at the General Partner’s request, upon 60 days’ written notice to the Partnership, and will be subject to the volume limitations of the Partnership’s Unit Redemption Plan as described in Exhibit A (as amended from time to time, the “Unit Redemption Plan”) but not the early redemption deduction of the Unit Redemption Plan. Each of the Partnership, Feeder Funds and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Aggregator.

After the first Reference Period following the Initial Closing Date, promptly following the end of each calendar quarter that is not also the end of a Reference Period, the General Partner will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the General Partner is entitled to receive at the end of each Reference Period will be reduced by the cumulative amount of Quarterly Allocations that year.

If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same Reference Period the General Partner is entitled to a lesser amount than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocations in that Reference Period will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a Reference Period following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocations in the subsequent four Reference Periods will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the Reference Period following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the General Partner (or its Affiliate) will use the proceeds of any redemptions of its Unit Allocation (excluding Units that have been subsequently distributed to personnel of the General Partner or its Affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided further, that if any Quarterly Shortfall Obligation remains following such subsequent four Reference Periods, then the General Partner (or its Affiliate) will promptly pay the Partnership the remaining Quarterly Shortfall Obligation in cash.

The measurement of the change in Net Asset Value per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

Except as noted above with respect to Quarterly Allocations, the General Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership.

SECTION 3.4. Tax Distributions. The General Partner may receive a cash advance against distributions of the Performance Participation Allocation to the General Partner to the extent that annual distributions of the Performance Participation Allocation actually received by the General Partner are not sufficient for the General Partner or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the General Partner of taxable income pursuant to Section 10.4 in respect of the Performance Participation Allocation or such distributions of the Performance Participation Allocation, calculated using the Assumed Income Tax Rate. Amounts of the Performance Participation Allocation otherwise to be distributed to the General Partner pursuant to Section 3.3 (including distributions in kind) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the General Partner pursuant to this Section 3.4 until all such advances are restored to the Partnership in full.

SECTION 3.5. Reinvestment. The Partnership may permit any distributions to be reinvested into Units, including pursuant to any reinvestment plan, on terms that the General Partner determines in its sole discretion. The Partnership shall be deemed to have distributed cash to any holder of Units in an amount equal to the amount of any distributions by the Partnership that such holder has elected to be reinvested in Units. The number of Units issued to any such holder in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value per Unit at the time of such distribution.

ARTICLE IV

THE GENERAL PARTNER

SECTION 4.1. Powers of the General Partner. The management, operation and policy of the Partnership shall be vested exclusively in the General Partner, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Partnership and the General Partner on behalf of the Partnership, may enter into and perform any Subscription Agreement and the Investment Management Agreement, and any documents contemplated therein or related thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed to be a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Partnership to invest alongside or in any Other Blackstone Account and the General Partner is authorized on behalf of the Partnership to engage in any activity not expressly limited herein, including if the Partnership is investing alongside or in such Other Blackstone Account and such activity is permitted under (or otherwise approved in accordance with) the governing terms of such Other Blackstone Account. Notwithstanding the foregoing and the powers and duties included in Section 4.1(a) below, each Limited Partner acknowledges and agrees that the General Partner may rely on investment related decisions relating to the Partnership’s Investments made by the general partner (or similar managing entity) of any Other Blackstone Account alongside or through which the Partnership invests and, to the fullest extent permitted by law, shall not be in breach of any duty or this Agreement or have any liability to the Partners or the Partnership in so relying.

(a) Without limiting the foregoing general powers and duties, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through agents, as may be appropriate, subject to the limitations contained elsewhere in this Agreement and the Investment Management Agreement, to:

(i) make Investments consistent with the purposes of the Partnership; provided that the General Partner shall not make Primary Commitments to Other Blackstone Accounts that provide for carried interest, management fees or incentive fees to be paid or borne by the Partnership unless such fees result in a dollar-for-dollar reduction of the Management Fee or Performance Participation Allocation payable by the Partnership to its Investment Manager or its General Partner, as applicable (for the avoidance of doubt, this clause shall not restrict Investments that are made in connection with interests in Other Blackstone Accounts purchased on the secondary market as part of a portfolio transaction);

(ii) make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring of and disposition of Investments;

(iii) direct the formulation of investment policies and strategies for the Partnership, and select and approve the making of Investments in accordance with this Agreement including in or alongside any Other Blackstone Accounts;

(iv) acquire, hold, sell, transfer, exchange, pledge and dispose of Investments, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Investments, including, without limitation, the voting of Investments, the approval of a restructuring of an Investment in a Portfolio Entity, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

(v) manage Investments generally, including, but not limited to, managing Investments made by the Partnership and the ultimate realization of those Investments and providing, or arranging for the provision of, management or managerial assistance to Portfolio Entities;

(vi) enter into hedging transactions, including interest rate and currency hedging transactions, in connection with the making, disposing or carrying of any Investment;

(vii) enter into derivative transactions, including credit default swaps that relate to the performance of underlying securities that are within the investment objectives of the Partnership, short sales (solely for interest rate and foreign currency hedging purposes), foreign exchange transactions and other derivative contracts or instruments;

(viii) incur all expenditures permitted by this Agreement, and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership;

(ix) admit an assignee of all or any portion of a Limited Partner’s Units as a limited partner of the Partnership pursuant to and subject to the terms of Section 8.2;

(x) enter into the Investment Management Agreement with the Investment Manager on behalf of the Partnership and delegate to the Investment Manager certain authority and discretion to act on behalf of the Partnership in making, managing and disposing of the Investments of the Partnership; provided, that the General Partner shall remain ultimately responsible for the management of the Partnership;

(xi) open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts;

(xii) hire, appoint, remove and replace for usual and customary payments and expenses, consultants, securities and/or futures brokers, depositaries, attorneys, accountants, administrators, advisors, placement agents and such other agents or other service providers for the Partnership as it may deem necessary or advisable in its sole discretion (including the Directors of the Partnership), and authorize any such agent to act for and on behalf of the Partnership;

(xiii) enter into, execute, maintain, file, deliver and/or terminate contracts, undertakings, agreements and any and all other documents, instruments, certificates, reports or statements, or any amendment thereto in the name of the Partnership, and to do or perform all such things as may be necessary or advisable in furtherance of the Partnership’s powers, objects or purposes or to the conduct of the Partnership’s activities, including entering into acquisition agreements to make or dispose of Investments and agreements with respect to borrowings and guarantees by the Partnership which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable;

(xiv) rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(xv) consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the General Partner shall be fully protected in so acting or omitting to act;

(xvi) make, in its sole discretion, any and all elections for U.S. federal, state, local and non-United States tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code and any election under Section 6226 of the Code, as applicable, or comparable provisions of state, local or non-United States law;

(xvii) modify the organizational structure or entity type of the Partnership (including by merger, consolidation, conversion, division or other restructuring transaction, without the consent of any Partner or other Person), structure or restructure the Partnership’s investments and manage the Partnership’s status under the 1940 Act, including, without limitation, electing to rely on a different exclusion from the definition of “investment company” under the 1940 Act or registering the Partnership as an investment company;

(xviii) issue, sell, repurchase, redeem, retire, cancel, convert, exchange, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Units, including Units in fractional denominations, and, to apply to any such repurchase, redemption, retirement, cancellation, exchange, conversion or acquisition of Units any funds or property;

(xix) enter into and perform the Subscription Agreements and any documents contemplated thereby or related thereto and any amendments thereto, without any further act, vote or approval of any Person, including any Limited Partner, notwithstanding any other provision of this Agreement;

(xx) appoint, remove and/or replace officers of the Partnership as the General Partner may deem necessary or advisable and authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Investment Manager or officer, agent or employee of the Partnership (subject to the terms of this Agreement) to act for and on behalf of the Partnership in all matters related to or incidental to the foregoing; and

(xxi) do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Partnership in accordance with this Agreement.

(b) Borrowings and Guarantees.

(i) The General Partner shall have the right, at its option, to cause the Partnership, directly or indirectly through one or more special purpose vehicles, to borrow money from any Person, to make guarantees and provide other credit support to any Person, including on a joint, several, joint and several or cross-collateralized basis with any Feeder Fund, Parallel Fund, Intermediate Entity, Other Blackstone Account or any Person in or alongside which the Partnership acquires, directly or indirectly, or proposes to acquire, an Investment (or to any subsidiary or acquisition vehicle thereof), or incur any other similar credit obligation (including credit support arrangements or other extensions of credit) for any proper purpose relating to the activities of the Partnership.

(ii) The Partnership will not incur indebtedness, directly or indirectly, that would cause the Leverage Ratio to be in excess of 30% (the “Leverage Limit”), provided, that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment); provided further, that the Partnership may incur additional indebtedness for borrowed money that causes the Leverage Ratio to exceed 30% to the extent (x) the General Partner expects at the time of each such incurrence that the Leverage Ratio shall be reduced to less than or equal to 30% within 9 months from the date the Leverage Ratio initially exceeded 30% and (y) a majority of the Independent Directors approve such additional indebtedness as being in the best interests of the Partnership. Any indebtedness incurred by an Intermediate Entity or Portfolio Entity that is not recourse to the Partnership, guarantees of indebtedness, “bad boy” guarantees or other related liabilities that are not recourse indebtedness for borrowed money will be excluded from the calculation of the Leverage Limit. For the avoidance of doubt, for purposes of the foregoing, the refinancing of any amount of existing indebtedness shall not be deemed to constitute the incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing).

(iii) The General Partner shall have the right to pledge (or cause the Partnership to pledge) any and all of the assets of the Partnership, including Investments. In connection with the Partnership’s Investments alongside (or through) any Other Blackstone Accounts, the Partnership may incur indebtedness, other similar credit obligations or guarantee obligations together with such Other Blackstone Accounts on a joint, several, joint and several or cross-collateralized basis.

(c) Partnership Representative. The General Partner is authorized to appoint or act as a “partnership representative” within the meaning of Section 6223(a) of the Code (and to assume any comparable procedural duties provided under any federal, state, local or non-U.S. tax laws). All expenses incurred by the General Partner or partnership representative while acting in such capacity shall be paid or reimbursed by the Partnership. The determinations of the General Partner with respect to the treatment of any item or its allocation for all tax purposes shall be binding upon all of the Limited Partners so long as such determination shall not be inconsistent with any express term hereof; provided, that the Partnership’s accountants shall not have disagreed therewith.

(d) Pre-Closing Investments. The General Partner and/or its Affiliates have made Investments prior to the Initial Closing Date (each, a “Pre-Closing Investment”) that the General Partner determines are appropriate for the Partnership, and in such circumstances the Partnership may acquire interests in such Pre-Closing Investments from the General Partner and/or its Affiliates in accordance with this Section 4.1(d). Notwithstanding anything to the contrary contained herein, it is understood and agreed that (i) each Limited Partner, by acquiring Units, shall be deemed to have acknowledged and consented to any actual or potential conflicts of interest relating to any such Pre-Closing Investments, and (ii) each Limited Partner, by executing its Subscription Agreement, shall be deemed to have acknowledged and consented to any arrangements and/or transactions relating to the transfer of such Pre-Closing Investments and such Limited Partner’s participation therein to the extent required by applicable law (including, without limitation, for purposes of Section 206(3) of the Advisers Act).

SECTION 4.2. Limitation on Liability.

(a) Notwithstanding anything to the contrary in Section 4.2(b), to the fullest extent permitted by law, none of the Directors, officers of the Partnership, General Partner, the Investment Manager, the partnership representative described in Section 4.1(c), any of their respective Affiliates and the members, partners, officers, directors, employees, agents, stockholders and any Person who serves at the specific request of the General Partner or the Investment Manager on behalf of the Partnership as a member, partner, officer, director, employee or agent of the Partnership or any other entity (each, an “Indemnified Party”) shall be liable to any other Partner or the Partnership for (i) any mistake in judgment, (ii) any action taken or omitted to be taken by the Indemnified Party, which action or omission the Indemnified Party was expressly permitted or required to take or omit pursuant to this Agreement, or (iii) any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent of the Partnership or such Indemnified Party, provided, that such broker or other agent are selected and monitored with reasonable care, in each case of clauses (i), (ii) and (iii) above, unless such action or inaction constituted bad faith, intentional and material breach of this Agreement or the Investment Management Agreement, fraud, willful misconduct or gross negligence of the relevant Indemnified Party.

(b) Notwithstanding anything to the contrary in Section 4.2(a), to the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the General Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on, or good faith interpretation or application of, the provisions of this Agreement. Subject to Section 4.2(d), the provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to modify to such extent such other duties and liabilities of the General Partner.

(c) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the General Partner shall be fully protected in so acting or omitting to act, provided, that such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers are selected and monitored with reasonable care.

(d) Nothing in this Section 4.2 will be construed so as to provide for the exculpation of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such exculpation would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.

(e) Without limiting the generality of the foregoing and for the avoidance of doubt, nothing in this Agreement shall constitute a waiver, in the case of a Limited Partner, of any non-waivable right, and in the case of the General Partner and its Affiliates, of any such Person’s non-waivable duties under applicable law.

SECTION 4.3. Indemnification.

(a) To the fullest extent permitted by law, the Partnership shall indemnify and hold harmless each Indemnified Party who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), from and against any and all claims, losses, liabilities, damages, and expenses of any kind for which such Person has not otherwise been reimbursed to which such Indemnified Party may become subject and arise out of or in connection with the business of the Partnership or any Portfolio Entity or the performance by the Indemnified Party of any of its responsibilities hereunder or under the Investment Management Agreement (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against such Indemnified Party or the Partnership (including, without limitation, formal and informal inquiries, sweep examinations and any type of similar regulatory and/or governmental requests) actually and reasonably incurred by such Person in connection with such action, suit or proceeding) (collectively, “Indemnified Losses”); provided, that an Indemnified Party shall be entitled to indemnification for Indemnified Losses hereunder only to the extent that such Indemnified Losses are not attributable to such Indemnified Party’s intentional and material breach of this Agreement or the Investment Management Agreement, gross negligence, fraud, willful misconduct or bad faith. The satisfaction of any indemnification and any saving harmless pursuant to this Section 4.3(a) shall be from and limited to Partnership assets, no Limited Partner shall have any obligation to make capital contributions to fund its share of any indemnification obligations under this Section 4.3(a) and no Partner shall have any personal liability on account thereof.

(b) Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking in writing by or on behalf of the Indemnified Party to repay such amount to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder. Notwithstanding the foregoing, no advances shall be made by the Partnership under this Section 4.3(b), without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof).

(c) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Party may otherwise be entitled by contract (including, without limitation, any contract with the Partnership) or as a matter of law or equity and shall extend to such Indemnified Party’s successors, assigns and legal representatives.

(d) Any Indemnified Party entitled to indemnification from the Partnership hereunder shall first seek recovery and diligently pursue such other source under any other indemnity or any insurance policies by which such Person is indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be. If an Indemnified Party is a Person other than the General Partner, such Person shall obtain the written consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Person; and if liabilities arise out of the conduct of the affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Partnership and the Limited Partners.

(e) Nothing in this Section 4.3 will be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons acting in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but otherwise will be construed so as to effectuate these provisions to the full extent permitted by law.

(f) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Partnership’s obligations under this Section 4.3 are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under the corporation or other applicable law governing an entity in which the Partnership makes an Investment, it being agreed that an Indemnified Party shall first seek to be so indemnified and have such expenses advanced by such entity (or applicable insurance policies maintained by such entity). Inasmuch as the Partnership is intended to be secondarily liable in respect of losses, damages and expenses that are otherwise primarily indemnifiable by a particular entity in which the Partnership makes an Investment, it is intended among the Partners and the Indemnified Party that any advancement or payment by the Partnership to the Indemnified Party will result in the Partnership having a subrogation claim against the relevant entity in respect of such advancement or payments. The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing.

SECTION 4.4. General Partner as Limited Partner. The General Partner may also be a Limited Partner, including but not limited to the extent that it purchases Units, elects to receive all or a portion of the Performance Participation Allocation in Units, or becomes a transferee of all or any part of the Units of a Limited Partner, and to such extent shall be treated as a Limited Partner in all respects, except as provided below. Any Units held by Blackstone or an Affiliate of the Investment Manager or the General Partner may bear no or reduced Management Fees, Servicing Fees or the Performance Participation Allocation (in the manner each such Partner and the General Partner shall agree upon such Partner’s admission to the Partnership, including pursuant to a rebate of such amounts).

SECTION 4.5. Other Activities.

(a) Comparable Funds. The General Partner and/or its Affiliates shall be permitted to establish one or more other investment vehicles, managed accounts and/or other similar arrangements (including those that may be structured through a fund or as one or more entities), for the benefit of one or more other investors having the same or similar investment objective as the Partnership and having terms as determined by the General Partner in its sole discretion (such vehicles, managed accounts and arrangements, collectively, “Comparable Funds”) and such Comparable Funds may invest alongside or in lieu of the Partnership as provided in Section 4.5(c). In addition, each Limited Partner acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner and its Affiliates to sponsor, establish, raise, close and manage any such Comparable Funds and (ii) by virtue of such Comparable Funds and/or the Other Blackstone Accounts, the General Partner and its Affiliates will be presented with investment opportunities that fall within the investment objective of the Partnership, Other Blackstone Accounts and the Comparable Funds, and in such circumstances, the General Partner and its Affiliates shall allocate such opportunities among the Partnership and/or Other Blackstone Accounts, including the Comparable Funds as described more fully in Section 4.5(c).

(b) Business with Certain Affiliates. The Limited Partners recognize and consent that the General Partner or Affiliates of the General Partner may receive various types of fees in connection with the investment activities of BXINFRA and/or Portfolio Entities and from unconsummated transactions, including, without limitation, net break-up and topping fees, commitment fees, transaction fees, monitoring fees, directors’ fees, investment banking fees, construction, development and other property/asset management fees, mortgage servicing fees, consulting fees (including management consulting), syndication fees, capital markets syndication and advisory fees (including underwriting fees, and with respect to syndications or placements of debt and/or equity securities or instruments issued by portfolio entities or entities formed to invest therein), origination fees, servicing (including loan/mortgage/asset servicing) fees, healthcare consulting/brokerage fees, group purchasing fees and/or insurance (including title insurance), financial advisory fees, organization fees, financing fees, divestment fees and other similar fees, fees for sustainability services, data management and services fees or payments, leasing/administrative fees, similar fees for arranging acquisitions and other financial restructurings, other similar operational and financial matters, (whether in cash or in-kind), other fees and annual retainers (whether in cash or in-kind) and any other fees as further described in the Memorandum as updated from time to time from or with respect to Persons in which the Partnership acquires or holds Investments and/or other Persons (including co-investors and/or joint venture partners), and neither the Partnership nor any Limited Partner shall have any interest therein by virtue of this Agreement or the partnership relationship created hereby. Notwithstanding this Section 4.5, the General Partner or any of its Affiliates may, but shall not be required to, make advances to the Partnership, which advances shall accrue interest comparable to those received by a third party in an arm’s length transaction and shall be repaid from any funds of the Partnership.

(c) Allocation of Investment Opportunities. The General Partner will determine in its sole discretion whether an investment opportunity is within the investment objectives of the Partnership. Each Limited Partner recognizes and consents that all or any portion of an investment opportunity that the General Partner determines in its sole discretion is not appropriate for the Partnership or is more appropriate for an Other Blackstone Account may be pursued by the General Partner and its Affiliates outside of the Partnership. Each Limited Partner acknowledges that Blackstone currently invests third-party capital in a wide variety of investment opportunities on a global basis through its various investment funds (including Other Blackstone Accounts), some of which will have investment objectives that overlap with those of the Partnership. Other Blackstone Accounts that have investment objectives or guidelines that overlap with those of the Partnership may receive priority with respect to any investment opportunity that falls within such common objectives or guidelines or such investment opportunity may be allocated in any manner deemed appropriate by Blackstone in its sole discretion.

(d) Except as provided in Sections 4.5(a)-(c) above, this Agreement shall not be construed in any manner to preclude the General Partner, the Investment Manager or any of their respective direct or indirect partners, members or stockholders or their respective officers, directors, employees or Affiliates from engaging in any activity whatsoever to the maximum extent permitted by applicable law.

SECTION 4.6. Valuation.

The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Partnership’s valuation policies, as updated from time to time.

ARTICLE V

THE LIMITED PARTNERS

SECTION 5.1. Management.

Except as expressly provided in this Agreement, no Limited Partner shall have the right or power to vote or participate in the management or affairs of the Partnership, nor shall any Limited Partner have the power to sign for or bind the Partnership. The exercise by any Limited Partner of any right conferred herein shall not be construed to constitute participation by such Limited Partner in the control of the business of the Partnership so as to make such Limited Partner liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. To the fullest extent permitted by law, no Limited Partner owes any duty (fiduciary or otherwise) to the Partnership or any other Partner as a result of such Limited Partner’s status as a Limited Partner, other than to act in accordance with the implied contractual covenant of good faith and fair dealing (to the extent required by law); provided, that this in no way limits any express obligations of a Limited Partner provided for herein or in such Limited Partner’s Subscription Agreement.

SECTION 5.2. Liabilities of the Limited Partners.

Except as provided by the Act or other applicable law and subject to the obligations to indemnify the Partnership and the General Partner as provided in Section 10.6 and as otherwise expressly set forth herein, no Limited Partner shall have any personal liability whatsoever in its capacity as a Limited Partner, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership.

SECTION 5.3. Independent Directors; Board of Directors.

(a) The General Partner shall have the authority to appoint directors of the Partnership, including one or more directors that would be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by the General Partner (each of the independent directors, an “Independent Director,” and together with the other directors, the “Board of Directors,” each, individually, a “Director”); provided that the appointment of new Independent Directors as a result of vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. No later than 90 days after the Initial Closing Date, at least one half of the Board of Directors will consist of Independent Directors. Commencing 180 days following the Initial Closing Date and continuing thereafter, a majority of the Board of Directors will consist of Independent Directors; provided that, if an Independent Director departs the Board of Directors by reason of death, disqualification, removal or resignation or ceases to be an Independent Director, this requirement will be suspended for a period not to exceed 90 days. For the avoidance of doubt, the Independent Directors shall be unaffiliated with the General Partner, the Investment Manager, or any of their Affiliates. A majority of the Independent Directors are authorized to give or withhold the Partnership’s consent or approval as an “independent client representative” with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest, including with regards to the assignment or other transfer of the General Partner Interest pursuant to Section 8.1 (in each case where presented to such Independent Directors in the General Partner’s sole discretion) (the “ICR”). In addition, all transactions involving (i) the purchase or sale of assets or (ii) any extension of credit, in each case, to or by the Partnership or any Intermediate Entity, on the one hand, and the General Partner, the Investment Manager, any of their Affiliates or any directly or indirectly controlled portfolio entities of Other Blackstone Accounts, on the other hand, shall be presented to the Independent Directors and, if the Independent Directors deem it appropriate, in their sole discretion, may be approved by the Independent Directors; provided, however, that (i) purchases of loans in the secondary market and (ii) primary commitments (x) from short-term borrowings (less than 90 days) on arms’ length terms and (y) that comply with the ICR framework for debt instruments approved by the Independent Directors shall not be presented to or require the consent of the Independent Directors. All transactions involving (i) the purchase or sale of assets or (ii) the extension of credit, in each case, to or by a Portfolio Entity of the Partnership, on the one hand, and a directly or indirectly controlled portfolio entity of an Other Blackstone Account, on the other hand, shall be conducted on terms that are fair and reasonable to the Partnership, on terms and conditions no less favorable to the Partnership than could be obtained from unaffiliated third parties and consistent with the best interests of the Partnership (each as determined in the sole discretion of the General Partner to the extent not presented to the Independent Directors for review and approval). Each Limited Partner agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Partnership, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent actual fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors. Any matters for which the Board of Directors or Independent Directors have authority to act and/or which the General Partner submits to the Board of Directors or the Independent Directors, as applicable, can be effected by majority approval of the Board of Directors or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for Cause and any Director that is not an Independent Director with or without Cause and may increase or decrease the size of the Board from time to time, and appoint additional Directors, without the consent of any other Person.

(b) Approval of the Independent Directors shall be required for (i) the suspension of (x) the calculation of the Net Asset Value of the Units, (y) the Partnership’s offering of Units pursuant to the Memorandum or (z) the Unit Redemption Plan; (ii) any material modification to (x) the Partnership’s valuation policies and (y) the Unit Redemption Plan; and (iii) fair valuation of any investment in a company or other private asset of the Partnership that the General Partner has determined to value outside of the applicable range provided by the Partnership’s independent valuation advisor. The General Partner will present to the Board of Directors the basis for any such proposed suspension or modification and will notify the Independent Directors of any change in the independent valuation advisor.

(c) The members of the Board of Directors (including the Independent Directors) shall owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Partnership with respect to matters of the Partnership that are within the Board of Directors’ authority and/or are submitted to the Board of Directors, as applicable.

ARTICLE VI

EXPENSES AND FEES

SECTION 6.1. General Partner Expenses. The Partnership shall not have any salaried personnel. The General Partner, the Investment Manager and their Affiliates shall bear and be charged with the compensation of the General Partner’s and the Investment Manager’s investment professionals for providing investment advisory services to the Partnership (collectively, the “General Partner Expenses”).

SECTION 6.2. Management Fee, Administration Fee and Investment Management Agreement.

(a) The Partnership (directly or indirectly through an Intermediate Entity) shall pay the Investment Manager the Management Fee and the Administration Fee pursuant to the Investment Management Agreement.

(b) The Limited Partners recognize that the Investment Manager and its Affiliates may receive certain fees as more fully set forth in the Investment Management Agreement, and agree that the Management Fee and the Administration Fee payable under the Investment Management Agreement will not be affected thereby, except as provided in the Investment Management Agreement.

SECTION 6.3. Fund Expenses.

(a) BXINFRA shall bear and be charged with all costs and expenses of its operations other than General Partner Expenses (the “Fund Expenses”) (and shall promptly reimburse the General Partner, the Investment Manager or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities), including, without limitation:

(i) fees, costs and expenses for and/or relating to attorneys (including compensation and benefits costs specifically charged, allocated or attributed by the General Partner and/or the Investment Manager or their Affiliates to BXINFRA or its Portfolio Entities with respect to in-house attorneys to provide transactional legal advice, tax planning and/or other related services to BXINFRA or its Portfolio Entities on matters related to potential or actual Investments and transactions); provided, that any such compensation costs shall not be greater than what would be paid to, or duplicative of services provided by (as determined by the General Partner in good faith), an unaffiliated third party for substantially similar advice and/or services, tax advisors, accountants, auditors, administrative agents, paying agents, advisors (including senior advisors), consultants including sustainability consultants, fund administrators, depositaries and custodians, investment bankers, prime brokers and other third-party service providers or professionals;

(ii) fees, costs and expenses of third parties incurred in connection with energy, sustainability and sustainability-related programs and initiatives with respect to the Partnership;

(iii) valuation costs (including the costs of valuation advisors) and expenses of offering Units (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with Subscriptions and redemptions, and travel expenses relating to the ongoing offering of Units);

(iv) expenses relating to ongoing administrative, governance and compliance services necessary for the operation of BXINFRA and its Portfolio Entities (including, without limitation, (x) expenses relating to the preparation and filing of Form PF, Form 10, Exchange Act reports, reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which BXINFRA and its Portfolio Entities engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which BXINFRA engages in activities) and/or any other regulatory filings, notices or disclosures of the Investment Manager and/or its affiliates relating to BXINFRA and its activities, compensation of the Independent Directors and preparing materials and coordinating meetings of the Board of Directors, (y) expenses relating to FOIA requests and (z) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Investment Manager and/or their affiliates in performing administrative and/or accounting services for BXINFRA or any Portfolio Entity (including but not limited to legal and compliance, finance, accounting, operations, technology and/or technology-related services, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to BXINFRA; provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services);

(v) brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual Investments (including, without limitation, any costs or expenses relating to currency conversion in the case of Investments denominated in a currency other than U.S. dollars);

(vi) the cost of borrowings, guarantees and other financing (including interest, fees, related legal expenses and arrangement expenses), bank fees and expenses of loan servicers and other service providers;

(vii) expenses and fees (including compensation costs) charged or specifically attributed or allocated by the General Partner and/or Investment Manager or their affiliates for data-related services provided to the Portfolio Entities or BXINFRA (including in connection with prospective Investments); provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services;

(viii) fees, costs and expenses related to the organization or maintenance of any entity used to directly or indirectly acquire, hold, provide financing with respect to, or dispose of any one or more Investment(s) or otherwise facilitating BXINFRA’s investment activities, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Investment Manager or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith;

(ix) expenses associated with BXINFRA’s compliance with applicable laws and regulations;

(x) any taxes (other than those specifically allocable to holders of Units) and governmental charges levied against BXINFRA; fees and costs of obtaining non-U.S. tax receipts or other governmental charges levied against BXINFRA and all expenses incurred in connection with any tax audit, investigation, settlement or review of BXINFRA;

(xi) expenses and fees of any third-party advisory committees, any independent representative of BXINFRA, and any annual meeting of BXINFRA;

(xii) expenses associated with auditing, research, reporting, printing, publishing and technology and technology-related services, including, without limitation, news and quotation equipment and services and data collection, preparation of any periodic reports and related statements of BXINFRA (including notices, communications, financial statements and tax returns including any tax returns or filings required to be made by BXINFRA in any jurisdictions in which any Limited Partners are resident or established) in respect of BXINFRA and its activities;

(xiii) costs, fees and/or expenses associated with responding to information requests from Limited Partners and other persons;

(xiv) technology-related expenses, including without limitation, costs and expenses of technology service providers and related software/hardware and market data and research utilized in connection with BXINFRA’s investment and operational activities (including internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by BXINFRA, the Investment Manager or its affiliates in connection with such provision of services thereby);

(xv) expenses relating to the maintenance of any website, data room or communication medium used in relation to BXINFRA (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties);

(xvi) expenses and any placement fees payable to a placement agent or financial intermediary in respect of the Subscription by Partners admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by such Partners directly);

(xvii) expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters;

(xviii) all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring and disposing of Investments (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs and expenses associated with vehicles through which BXINFRA directly or indirectly participates in Investments);

(xix) the costs and expenses of any investigation, litigation (including discovery requests), arbitration or settlement involving BXINFRA or entities in which BXINFRA holds an Investment or otherwise relating to such Investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any other extraordinary expenses of BXINFRA, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of BXINFRA, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law;

(xx) all fees, costs and expenses, if any, incurred by or on behalf of BXINFRA in developing, negotiating and structuring prospective or potential Investments that are not ultimately made or a proposed disposition that is not actually consummated, including without limitation any legal, tax, accounting, travel, advisory, consulting, printing and other related costs and expenses and any liquidated damages, reverse termination fees and/or similar payments and commitment fees (collectively, “Broken Deal Expenses”); and

(xxi) organizational, offering and operating expenses of the Partnership or any Feeder Funds, Parallel Funds and/or Intermediate Entities to the extent not paid by such Feeder Funds, Parallel Funds and/or Intermediate Entities or their partners, as applicable; provided, that any such expenses (including, without limitation, any Fund Expenses) may be apportioned to, and borne solely by, the investors participating in such Partnership, Feeder Funds, Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Partnership, Feeder Funds, Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion.

(b) Fund Expenses relating to Investments shall generally be allocated among BXINFRA and Other Blackstone Accounts (including Comparable Funds) pro rata based upon their relative investment size in the Investment (and in good faith in the case of Broken Deal Expenses and related expenses for unconsummated transactions based on their relative expected investment sizes thereof). The General Partner hereby agrees that it shall use commercially reasonable efforts to cause any of the Partnership’s third-party co-investors that have agreed in writing to participate in a potential Investment alongside the Partnership to bear their pro rata share of any Broken Deal Expenses. Fund Expenses may be paid out of any funds of the Partnership (or of any Feeder Funds, Parallel Funds and/or Intermediate Entities) in a manner reasonably determined by the General Partner. If the

Partnership (or any Feeder Funds, Parallel Funds and/or Intermediate Entities) invests alongside or in an Other Blackstone Account, any expenses that are payable in accordance with the governing terms of such Other Blackstone Account shall be deemed payable by the Partnership (or any Feeder Funds, Parallel Funds or Intermediate Entities) pursuant to Section 4.1(a) (with respect to the Partnership’s (and/or any Feeder Funds’, Parallel Funds’ and/or Intermediate Entities’) allocable portion of such expenses). The General Partner also may cause the Partnership (and/or any Feeder Funds, Parallel Funds and/or Intermediate Entities) to borrow funds to pay Fund Expenses pursuant to Section 4.1(b). For the avoidance of doubt, the fees, costs and expenses of administrative services provided to the Partnership with respect to the Administration Fee will not be duplicated as Fund Expenses.

(c) Any amounts paid by BXINFRA for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Fund Expense relating to such Investment.

SECTION 6.4. Certain Expenses. Notwithstanding anything herein to the contrary, the General Partner shall, to the extent applicable and in the General Partner’s reasonable discretion, specially allocate to a Feeder Fund (including any Feeder Fund Investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Partnership relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by each Feeder Fund Investor (pro rata based on such Feeder Fund Investor’s interest in such Feeder Fund) and that the obligations of the other Limited Partners hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.

ARTICLE VII

BOOKS AND RECORDS AND REPORTS TO PARTNERS

SECTION 7.1. Books and Records. The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Partnership shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be maintained for at least five years following the termination of the Partnership. The books and records shall be maintained or caused to be maintained at the principal office of the Partnership.

SECTION 7.2. Federal, State, Local and Non-United States Income Tax Information. The General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Partner at any time during a Fiscal Year copies of such information as may be required for U.S. federal, state, local and non-United States income tax reporting purposes, including copies of Schedule K-1 or any successor schedule or form, for such Person. The General Partner will use reasonable efforts to cause the Partnership to provide to each of the Limited Partners United States Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to the Partnership for each taxable year on or before March 31st of the succeeding taxable year.

SECTION 7.3. Reports to Partners.

(a) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Entity as permitted under applicable law), the General Partner shall make available to each Person who was a Partner during such period a quarterly report and unaudited financial statements of the Partnership (which may be prepared on a combined basis with respect to the Partnership and/or any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles). The filing of a Form 10-Q with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.

(b) Within one hundred twenty (120) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Entity) after the end of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Partner during such Fiscal Year an annual report and audited financial statements for the Partnership (which may be prepared on a combined basis with respect to the Partnership and any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation.

SECTION 7.4. Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Limited Partners, which may be telephonic or held by other means of electronic communication.

ARTICLE VIII

TRANSFERS, WITHDRAWALS AND DEFAULT

SECTION 8.1. Transfer of the General Partner.

(a) Voluntary Transfer. Without the consent of the Independent Directors, the General Partner shall not have the right to assign, pledge or otherwise transfer its General Partner Interest; provided, that without the consent of the Limited Partners or the Independent Directors the General Partner may, at the General Partner’s expense, (i) be reconstituted as or converted into a Corporation, partnership or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or (ii) transfer the General Partner Interest (in whole or part) or any similar interest of a successor entity to the Partnership to one of its Affiliates. In the event of an assignment or other transfer of all of the General Partner Interest, its assignee or transferee shall be substituted in its place as general partner of the Partnership upon such assignee’s or transferee’s execution of an instrument by which it agrees to be bound by the terms of this Agreement, which, without limitation, may be a counterpart signature page to this Agreement, and any such assignee or transferee is hereby authorized to, and shall, continue the business of the Partnership without dissolution. Immediately following such admission, the General Partner shall withdraw as a general partner of the Partnership. The provisions of this Section 8.1 shall not prevent the General Partner from assigning by way of security or otherwise pledging or granting security over its rights under this Agreement pursuant to the terms of Section 4.1(b) or otherwise as permitted by this Agreement.

SECTION 8.2. Assignments/Substitutions by Limited Partners.

(a) A Limited Partner may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge or otherwise transfer its Units (or any interest therein) in whole or in part to any Person unless:

(i) such assignment or transfer would not violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Partnership or the Units to be assigned or transferred;

(ii) the transferee meets the investor eligibility requirements established by the Partnership from time to time as set forth under the terms of the Subscription Agreements;

(iii) such assignment or transfer would not cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become required to register under the 1940 Act;

(iv) such assignment or transfer would not otherwise cause the Partnership to violate any applicable law, regulation, court order or judicial decree;

(v) such assignment or transfer would not pose a material risk that the Partnership will be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder that is taxed as a Corporation, and to achieve this purpose, the Partnership may not permit transfers (x) more frequently than quarterly, (y) without receiving 60 days’ (or such reasonably shorter period as is agreed to by the General Partner) written notice from or on behalf of an assigning or transferring Limited Partner and (z) in excess of 2% of the aggregate number of Units in any Fiscal Year (which limitation may be increased or decreased by the General Partner upon the advice of counsel); and

(vi) such assignment or transfer would not cause (y) all or any portion of the assets of the Partnership or the Aggregator to constitute “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Other Plan Law of any existing or prospective Limited Partner, and (z) the General Partner (or other Persons responsible for the operation of the Partnership or the Aggregator and/or investment of the Partnership’s or Aggregator’s assets) to become a fiduciary with respect to any existing or prospective Limited Partner, pursuant to ERISA, any applicable Other Plan Law or otherwise.

To transfer its Units, a Limited Partner shall submit an executed form to the Partnership, which form shall be provided by the Partnership upon request. Such transfer will be recorded on the books and records of the Partnership. A transferee of Units that have been transferred in accordance with this Agreement shall be admitted to the Partnership as a substitute Limited Partner upon its execution of an instrument pursuant to which it agrees to be bound by the terms of this Agreement, which, without limitation, may be a counterpart signature page to this Agreement or execution of a transfer form or other similar writing.

(b) No assignment, transfer or substitution shall be recognized if the General Partner believes that such assignment, transfer or substitution would pose a material risk that the Partnership will be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder that is taxed as a Corporation.

(c) The General Partner and/or its Affiliates may acquire Units of a transferring Limited Partner as a transferee.

(d) Any attempted assignment or substitution not made in accordance with this Section 8.2 shall be deemed cancelled and of no force or effect.

SECTION 8.3. Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII.

SECTION 8.4. Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account.

SECTION 8.5. Required Withdrawals.

(a) A Limited Partner may be required to withdraw from the Partnership in whole or in part if in the reasonable judgment of the General Partner: (i) (a) all or any portion of the assets of the Partnership or the Aggregator may be characterized as assets of a Plan for purposes of ERISA, Section 4975 of the Code or any applicable Other Plan Law, whether or not such Limited Partner is subject to ERISA, the Code or any Other Plan Law or (b) the General Partner (or other Persons responsible for the operation of the Partnership or the Aggregator and/or investment of the Partnership’s or the Aggregator’s assets) may be considered a fiduciary with respect to any Limited Partner, for purposes of ERISA, Section 4975 of the Code or any applicable Other Plan Law; (ii) the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its Affiliates, any Partners, any Portfolio Entity, Investment or any prospective investment is likely to result; provided, that any such Limited Partner shall remain liable to the Partnership to the extent of any breach of a representation or covenant made by such Limited Partner to the Partnership or the General Partner arising out of or relating to such withdrawal; or (iv) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Partnership (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Partnership or any Partner is likely to result from such Limited Partner’s continued interest in the Partnership.

(b) Withdrawals pursuant to this Section 8.5 will be effected by the Partnership’s purchase of such Limited Partner’s Units (or a portion thereof, as applicable) at the Net Asset Value of such Units at the time of withdrawal. No consent of, or execution of any document by, such Limited Partner shall be needed to effect the purchase of the Units pursuant to this Section 8.5.

(c) Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given pursuant to this Section 8.5.

SECTION 8.6. Redemptions of Units. The Unit Redemption Plan in effect as of the date hereof is attached as Exhibit A. Notwithstanding Section 8.4, the General Partner may cause the Partnership to redeem, from time to time, Units from Partners pursuant to the Unit Redemption Plan; provided, that such redemptions do not impair the capital or operations of the Partnership or cause the Partnership to become subject to tax as an entity that is treated as a Corporation for U.S. federal income tax purposes.

ARTICLE IX

DURATION AND TERMINATION OF THE PARTNERSHIP

SECTION 9.1. Duration . The Partnership shall dissolve, and the winding up of its affairs shall commence, upon (a) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Partnership is in the best interests of the Partnership, (b) a GP Event of Withdrawal, unless the business of the Partnership is continued without dissolution in accordance with the Act, (c) at any time there are no limited partners of the Partnership, unless the business of the Partnership is continued without dissolution in accordance with the Act, (d) a Cause Event together with the consent of 75% in Units to dissolve the Partnership, or (e) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act.

SECTION 9.2. Termination. Upon dissolution of the Partnership, the affairs of the Partnership shall be wound up in accordance with the Act and this Agreement. The General Partner shall cause the assets of the Partnership to be applied and distributed in the following manner and order:

(a) first, to the satisfaction of all liabilities of the Partnership to Persons other than Partners, including the expenses of the winding-up of the Partnership and the disposition of Partnership assets (either by the payment thereof or the making of reasonable provision therefor, including through reserves in amounts established by the General Partner or any liquidating trustee to satisfy liabilities of the Partnership (including the Management Fee, the Performance Participation Allocation, the Servicing Fee and the Administration Fee)); and

(b) second, to pay or otherwise satisfy, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor.

The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Partner determined prior to distribution. For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution.

ARTICLE X

CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES

SECTION 10.1. Capital Accounts.

(a) A separate capital account (the “Capital Account”) shall be established and maintained for each Partner in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations. The Capital Account of each Partner shall be credited with such Partner’s Subscription to the Partnership, as well as any concurrent or subsequent contributions to capital, all Profits allocated to such Partner pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this Agreement; and shall be debited with all “Losses” allocated to such Partner pursuant to Section 10.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In furtherance of the foregoing and in accordance with Treasury Regulations Section 1.1061-3(c)(3)(ii)(B), the Partnership shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Treasury Regulations Section 1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. In the event of any transfer of any Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to transferred Units.

(b) No Partner shall be required to pay to the Partnership or to any other Partner the amount of any negative balance which may exist from time to time in such Partner’s Capital Account.

SECTION 10.2. Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Partners in a manner such that, after giving effect to the special allocations set forth in Sections 10.3(d), (e), (f), (g), or elsewhere expressly provided for in this Agreement or the Investment Management Agreement, the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to this Agreement if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with this Agreement to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

SECTION 10.3. Special Allocation Provisions. Notwithstanding any other provision in this Article X:

(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b) Qualified Income Offset. In the event any Limited Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Limited Partner in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 10.3(b) shall be made only to the extent that a Partner would have a deficit balance in its Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if this Section 10.3(b) were not in this Agreement. This Section 10.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c) Gross Income Allocation. In the event any Limited Partner has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement.

(d) General Partner Expenses. To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Partnership loss or deduction rather than items of loss, or deduction of the General Partner, such General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner and the General Partner’s Capital Account shall be credited with the same amount.

(e) Payee Allocation. In the event any payment to any Person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.

(f) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Units held by each Partner.

(g) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(h) Special Allocations. Any special allocations of income, gain, loss, deduction or credit pursuant to Section 10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to this Article X, so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 10.3(b) or (c) had not occurred.

SECTION 10.4. Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment. The General Partner may elect to allocate specially for U.S. federal income tax purposes profits or losses (or items of income, gain, and loss, including items taxable at ordinary income rates and short- and long-term capital gains and losses) to any Partner whose Units have been redeemed (including a Limited Partner whose Units are only partially redeemed) the extent that the amount of the Partner’s tax basis attributable to such redeemed interests is greater or less than the amount the Partner received on redemption.

SECTION 10.5. Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Sections 10.2 to 10.5 may be amended at any time by the General Partner if necessary, to maintain substantial economic effect in accordance with such regulations or to ensure that allocations are in accordance with the Partners’ interests in the Partnership, in each case as reasonably determined by the General Partner and so long as any such amendment does not materially change the relative economic interests of the Partners.

SECTION 10.6. Tax Advances. To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership directly or indirectly holds an interest) is or may be required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner or as a result of a Partner’s participation in the Partnership or as a result of a Partner’s failure to provide requested tax information, including any withholding taxes or any amounts imposed pursuant to FATCA, Section 6225 or Section 1446(f) of the Code (“Tax Advances”), the General Partner may withhold or escrow such amounts or make such tax payments as so required. All Tax Advances attributable to a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Partnership otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership, the General Partner, their Affiliates and their respective members, officers, directors, employees, agents, stockholders or partners, from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner, any Tax Advances required on behalf of or with respect to such Partner or as a result of such Partner’s failure to provide any tax information reasonably requested by the General Partner, although the foregoing in no way limits the provisions of Section 4.2(a). In the event the

Partnership is liquidated and a liability or claim is asserted against, or an expense is borne by, the General Partner, any of its Affiliates or any of their respective members, officers, directors, employees, agents, stockholders or partners for Tax Advances made or required to be made, such parties shall have the right to be reimbursed from the Limited Partner on whose behalf such Tax Advance was made. The obligations of a Partner set forth in this Section 10.6 shall survive the withdrawal of any Partner from the Partnership, any transfer of a Partner’s Units and the dissolution, winding up, liquidation and termination of the Partnership and the termination of this Agreement.

SECTION 10.7. Tax Filings. Each Limited Partner shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the General Partner to enable the Partnership or any entity in which the Partnership owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax.

SECTION 10.8. Tax Considerations. The General Partner will use reasonable efforts to cause the Partnership to structure its direct and indirect investments in jurisdictions outside of the United States and to conduct the operations of the Partnership so as to avoid any Limited Partner (i) having a “permanent establishment” (or other taxable nexus) in any non-U.S. jurisdiction which causes the Limited Partner to become subject to tax in any non-U.S. jurisdiction in respect of income not derived from the Partnership, or to become subject to tax in any non-U.S. jurisdiction on a net income basis in respect of income derived from the Partnership, or (ii) being required, in its own capacity, to file any tax returns in any non-U.S. jurisdiction (other than any such filings required to obtain refunds of amounts withheld or to avoid withholding), in each case solely as a result of the Limited Partner having invested in the Partnership.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1. Waiver of Partition and Accounting. Except as may be otherwise required by law in connection with the dissolution and winding-up of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition of any of the Partnership’s property.

SECTION 11.2. [Reserved.]

SECTION 11.3. Amendments; Certain Consents.

(a) Except as required by law, this Agreement may be amended, modified or supplemented, and any provision herein may be waived, solely by the written consent of the General Partner (including an amendment effected pursuant to a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership); provided that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect on the Limited Partners in the aggregate will require the approval of the Independent Directors and will not take effect until the Limited Partners have received notice of such amendment (including through an Exchange Act report) and, following receipt of such notice, at least two opportunities for redemptions of Units have taken place.

(b) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of the Limited Partners or any other Person to address changes in tax, regulatory or other similar legislation, including changes in tax laws relating to “carried interest,” which adversely affect the U.S. federal, state or local tax treatment of the Performance Participation Allocation distributions to the General Partner or its direct or indirect owners and which would not add to the obligations (including any tax liabilities) of any Limited Partner or otherwise alter any of the rights (including entitlements to distributions or any other economic rights) of such Limited Partner (unless the consent of such Limited Partner has been obtained).

(c) Alternatively, in the case of any consent sought by the General Partner under this Agreement (including, without limitation, with respect to any proposed amendment of this Agreement or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units or by the Investment Manager of the Investment Management Agreement), the General Partner may also determine that the consent of any percentage in Units of the Limited Partners may also be given and/or obtained as follows:

(i) At least 45 days prior to the proposed effective date of such consent, the General Partner shall give written notice to each Limited Partner of such matter and shall request such Limited Partner to indicate in writing whether or not it consents thereto. If any Limited Partner has not indicated in writing within 30 days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the General Partner shall promptly provide a second notice to such Limited Partner of such matter and shall again request such Limited Partner to indicate in writing whether or not it consents thereto and shall prominently state in such second notice that if the Limited Partner does not indicate in writing within 14 days (or such longer period as the General Partner may specify in its sole discretion) after such second notice (the end of such fourteenth (14) day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, such Limited Partner shall be deemed to have consented to such matter. Any Limited Partner that does not indicate whether or not it consents to such matter by the Notice Date shall be deemed to have consented to such matter. At any time on or prior to the Notice Date, a Limited Partner may indicate that it does or does not consent to such matter, but after the Notice Date any indication by a Limited Partner that it does not consent to such matter shall not be effective for purposes of the foregoing.

(ii) The consent of a particular percentage of Net Asset Value represented by Units of the Limited Partners with respect to such matter shall have been received if at any time prior to the Notice Date Limited Partners representing such percentage in Units of the Limited Partners have affirmatively consented to such matter or if as of the Notice Date Limited Partners representing such percentage in Units of the Limited Partners have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above.

(d) The General Partner shall have the right to amend this Agreement without the approval of any other Partner or other Person to the extent the General Partner reasonably determines, based upon written advice of outside tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a “publicly traded partnership” under Section 7704 of the Code and the regulations promulgated thereunder that is taxed as a Corporation.

(e) The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for the election of a safe harbor under Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of any Units that are transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, an agreement by the Partnership and all of its Partners to comply with the requirements set forth in such regulations and IRS Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and any other amendments reasonably related thereto or reasonably required in connection therewith; provided, that if such amendment, in the General Partner’s reasonable opinion, would be materially adverse to the economic interests of the Limited Partners, taken as a whole, such amendment will require the consent of each Limited Partner materially adversely affected thereby.

(f) Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Director or Limited Partner, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Limited Partners pursuant to Section 11.6 herein and (ii) the Limited Partners, and any other party or deemed party to this Agreement (including any Person that acquires Units following the date hereof), shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

SECTION 11.4. Entire Agreement. Unless otherwise agreed by the General Partner in writing, this Agreement and the other agreements referred to herein constitute the entire agreement among the Partners with respect to the subject matter hereof and supersede any prior agreement or understanding among or between them with respect to such subject matter. The representations and warranties of the Limited Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement. The parties hereto acknowledge that the Partnership or the General Partner, without any further act, approval or vote of any Partner, may enter into, deliver or perform separate agreements or other writings with one or more Limited Partners which have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement. The parties hereto agree that any rights established, or any terms of this Agreement altered or supplemented, in such other agreement or writing with a Limited Partner shall govern solely with respect to such Limited Partner (but not any of such Limited Partner’s assignees or transferees unless so specified in such agreements or other writings) notwithstanding any other provision of this Agreement or any Subscription Agreement. Any such other agreement or writings shall not be deemed to form a part of this Agreement.

SECTION 11.5. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

SECTION 11.6. Notices.

(a) Any notice to any Limited Partner shall be at the address or electronic mail address of such Limited Partner set forth in such Limited Partner’s Subscription Agreement or such other mailing address or electronic mail address of which such Limited Partner shall advise the General Partner or transfer agent in writing. Any notice to the Partnership or the General Partner shall be sent to the sources listed in the Memorandum or as directed on the Partnership’s website or other investor resources. The General Partner may at any time change the location to which notices to the Partnership or the General Partner shall be directed. Notice of any such change shall be given to the Partners on or before the date of any such change.

(b) Subject to applicable law, any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received; (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Limited Partner has received confirmation of such posting and access instructions by electronic mail when such confirmation is sent or (v) filed with the Securities and Exchange Commission and such filing is made available on the Partnership’s website.

SECTION 11.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws, and, in particular, the provisions of the Act, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties.

SECTION 11.8. Jurisdiction; Venue; Trial by Jury.

(a) Unless otherwise agreed by the General Partner in writing, any action or proceeding against the parties relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or, to the extent subject matter jurisdiction exists therefor, the United States District Court for the District of Delaware, and the parties irrevocably submit to the jurisdiction of all such courts in respect of any such action or proceeding. For the avoidance of doubt, unless the General Partner consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, any action or proceeding arising under the federal securities laws, including the rules and regulations promulgated thereunder, shall be brought and enforced in the United States District Court for the District of Delaware. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) EACH PARTNER AND THE PARTNERSHIP WAIVES, AND COVENANTS THAT SUCH PARTNER AND THE PARTNERSHIP SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTNER OR THE PARTNERSHIP OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. THE PARTNERSHIP OR ANY PARTNER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.8(B) WITH ANY COURT IN ANY JURISDICTION AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTNERS TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

SECTION 11.9. Successors and Assigns. Except with respect to the rights of an Indemnified Party hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership. This Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, successors and permitted assigns.

SECTION 11.10. No Waiver. No failure on the part of the General Partner to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11.11. Counterparts and Execution. This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered, executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts, taken together, shall constitute one and the same document. For the avoidance of doubt, a Person’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such Person and shall bind such Person to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. Any Person executing and delivering this Agreement or any document electronically further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement or other such document, as may be reasonably requested by the General Partner.

SECTION 11.12. Headings, Internal References. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

SECTION 11.13. Interpretation; Compliance with Laws.

(a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(b) Whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion,” “sole and absolute discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider any interests and factors as it desires, including its own interests, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. The term “good faith” as used in this Agreement shall mean subjectively acting with faithfulness to the scope, purpose and terms of this Agreement. In no way does this Section 11.13(b) eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing.

SECTION 11.14. Partnership Tax Treatment. The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interests of the Partnership.

SECTION 11.15. Confidentiality.

(a) Except as otherwise required by law, including, without limitation, any public disclosure law relating to governmental entities, each Limited Partner will maintain the confidentiality of information which is Non-Public Information received by such Limited Partner pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such Non-Public Information solely in connection with monitoring such Limited Partner’s investment in the Partnership or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Investment Manager, on the one hand, and any Limited Partner, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided, that the foregoing shall not limit the ability of any Limited Partner to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; provided, further, that such Limited Partner shall be liable to the Partnership and the General Partner for any such Affiliate’s or advisor’s failure to comply with the foregoing (unless such Limited Partner receives a written undertaking from such Affiliate or advisor to maintain the confidentiality of such information). The Partners hereby acknowledge that pursuant to Section 17-305(f) of the Act the rights of a Limited Partner to obtain information from the Partnership shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under Section 17-305(a) of the Act shall not be available to the Limited Partners or applicable to the Partnership. For the avoidance of doubt, no Limited Partner shall have the right to review any information related to any other Limited Partner, including information which identifies such Limited Partner or the number of Units held by such Limited Partner.

(b) Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3), each Limited Partner (and any employee, representative or other agent of such Limited Partner) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Partnership or any transactions contemplated by the Partnership, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the Partnership or any existing or future investor (or any Affiliate thereof) in the Partnership, or (B) any investment or transaction entered into by the Partnership, (ii) any performance information relating to the Partnership or its Investments or (iii) any performance or other information relating to other investments sponsored by the General Partner, the Investment Manager or their Affiliates, does not constitute such tax treatment or structure information.

(c) In order to preserve the confidentiality of certain information disseminated by the General Partner or the Partnership under this Agreement that a Limited Partner is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Partnership’s informational meetings, the General Partner may (i) provide to such Limited Partner access to such information only on the Partnership’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent permitted by law, require such Limited Partner to return any copies of information provided to it by the General Partner or the Partnership and/or (iii) redact or otherwise omit any Portfolio Entity specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Partnership or any Portfolio Entity or prospective Portfolio Entity.

(d) Any obligation of a Limited Partner pursuant to this Section 11.15 may be waived by the General Partner in its sole discretion.

(e) Notwithstanding anything to the contrary herein, nothing in this Agreement (including paragraphs 11.15(a)-(d) above and/or any other agreement regarding the Limited Partner’s interest in the Partnership) prohibits or restricts any individual from reporting possible violations of federal, state or local law or regulation to any governmental agency or regulatory authority (including but not limited to the Securities and Exchange Commission) and/or cooperating with any such governmental agency or regulatory authority in connection with any such possible violation, in each case as is consistent with applicable law, to the extent such activity is protected under the whistleblower provisions of federal, state or local law, and without any prior notice to or authorization from the General Partner.

SECTION 11.16. Ownership and Use of Names. The Partnership acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154, (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the BLACKSTONE name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Partnership to use BLACKSTONE in its name. The Partnership acknowledges that TM owns the service mark BLACKSTONE for various services and that the Partnership is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of TM. All services rendered by the Partnership under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Partnership understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Partnership written notice of termination. Promptly following any such termination, the Partnership will take all steps necessary to change its partnership name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

SECTION 11.17. Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner or its designees (including any administrator, transfer agent or counsel), in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action (including requiring any Limited Partner to provide it with information) as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorism financing laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

GENERAL PARTNER:

BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P.

By:	BXISA L.L.C., its general partner

By:	/s/ Gregory Blank
Name: Gregory Blank
Title: Senior Managing Director

[Signature page to Blackstone Infrastructure Strategies L.P. Third A&R LPA]

Exhibit A

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

BLACKSTONE INFRASTRUCTURE STRATEGIES (TE) L.P.

Unit Redemption Plan

Definitions

Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Partnership Agreement.

Business Day – shall mean a day which is not a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close.

Feeder – Blackstone Infrastructure Strategies (TE) L.P.

General Partner – shall mean Blackstone Infrastructure Strategies Associates L.P., the general partner of the Partnership and any general partner substituted therefor in accordance with the Partnership Agreement.

Investment Manager – Blackstone Infrastructure Advisors L.L.C.

NAV – shall mean the net asset value of the Partnership attributable to its Unitholders or the net asset value of a class, or series of a class, of its Units, as the context requires, determined in accordance with the Partnership’s Valuation Policy as adopted by the Partnership’s board of directors.

Partnership – shall mean Blackstone Infrastructure Strategies L.P., a Delaware limited partnership.

Partnership Agreement – shall mean the Third Amended and Restated Limited Partnership Agreement of the Partnership, as may be further amended, supplemented or restated from time to time.

Plan – shall mean this unit redemption plan of the Partnership.

Redemption Price – shall mean the redemption price per Unit for each class, or series of a class, of Units, which will be equal to the NAV per Unit of the applicable class, or series of a class, as of the last calendar day of the immediately preceding calendar quarter.

Units – shall mean a fractional, undivided interest in the Partnership including Class D Units, Class I-Series I Units, Class I-Series II Units, Class I-Series III Units, Class S Units and such other classes, or series of such classes, of Units that may be issued in the sole discretion of the General Partner.

Unitholders – shall mean the holders of Class D, Class I-Series I, Class I-Series II, Class I-Series III and Class S Units and such other classes, or series of such classes, of Units that may be issued in the sole discretion of the General Partner.

EX-A-1

Unit Redemption Plan

Unitholders may request that the Partnership redeem Units through their financial advisor or directly with the Partnership’s transfer agent. The procedures relating to the redemption of the Units are as follows:

•

Certain broker-dealers require that their clients process redemptions through their broker-dealer, which may impact the time necessary to process such redemption request, impose more restrictive deadlines than described under this Plan, impact the timing of a Unitholder receiving redemption proceeds and require different paperwork or process than described in this Plan. Unitholders should contact their broker-dealer first if they want to request the redemption of their Units.

•

Under this Plan, to the extent the General Partner chooses to redeem Units in any particular calendar quarter, the Partnership will redeem Units effective as of the first calendar day of the first month of the applicable calendar quarter (the “Redemption Date”).

•

For each calendar quarter, a Unitholder may submit a redemption request and required documentation beginning the open of business on the fifteenth (15th) calendar day of the first month in the particular calendar quarter, or the immediately succeeding Business Day if such day is not a Business Day, and until 4:00 p.m. (Eastern time) on the tenth (10th) Business Day of the second month of the calendar quarter (such tenth (10th) Business Day, the “Redemption Deadline” and such submission period, the “Redemption Window”).

•

For the avoidance of doubt, a redeeming Unitholder will not be eligible to receive distributions declared on or after the Redemption Date. Additionally, all Units timely submitted for redemption and not withdrawn as of the Redemption Deadline, shall be excluded as of the Redemption Date from the Partnership’s NAV and such redeemed Units will not bear fees or expenses, including but not limited to Management Fees, Performance Participation Allocation, Servicing Fees and Administrative Fees.

•

Redemption requests received and processed by the Partnership’s transfer agent will be effected at the Redemption Price (which will be equal to the NAV per Unit of the applicable class, or series of a class, as of the last calendar day of the immediately preceding calendar quarter), subject to any Early Redemption Deduction (as defined below). The Redemption Price will be made available to Unitholders at least ten (10) Business Days prior to the Redemption Deadline by posting on the Partnership’s website at www.bxinfra.com and/or a current or periodic report filed with the Securities and Exchange Commission at www.sec.gov.

•

For illustrative purposes, for redemptions occurring during the calendar quarter ended June 30, Unitholders may submit redemption requests beginning the open of business on April 15th and until 4:00 pm (Eastern time) on May 14th (assuming each such day is a Business Day) and accepted redemption requests will have a Redemption Date as of April 1st with a Redemption Price as of the March 31 transaction price. Such redeeming Unitholders shall receive distributions declared as of March 31, if any, but beginning April 1st, shall be excluded from the Partnership’s NAV, and therefore, will not bear any fees or expenses.

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•

Settlements of redemptions will generally be made in cash on or before sixty-five (65) calendar days after the Redemption Deadline. In advance of settlement of the cash amount, the Partnership may, promptly after the Redemption Deadline, issue a binding, non-interest bearing, non-transferable promissory note which, if issued, will be processed by the transfer agent for the benefit of all redeeming Unitholders and will provide for payment of the cash amount due under the promissory note to redeeming Unitholders on or before sixty-five (65) calendar days after the Redemption Date. A form of promissory note is attached hereto as Schedule A.

•

Unitholders may withdraw any redemption request before 4:00 p.m. (Eastern time) on the Redemption Deadline of the applicable calendar quarter by notifying the Partnership’s transfer agent, directly or through the Unitholder’s financial intermediary, on the Partnership’s toll-free, automated telephone line, 844-702-1299. The line is open on each Business Day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time).

•

If a redemption request is received after 4:00 p.m. (Eastern time) on the Redemption Deadline of the applicable calendar quarter, the redemption request will not be executed, and if a Unitholder still wishes to have its Units redeemed, must be resubmitted after the start of the next Redemption Window or recommencement of the Plan, as applicable. Redemption requests received and processed by the Partnership’s transfer agent on a Business Day, but after the close of business on that day or on a day that is not a Business Day, will be deemed received on the next Business Day. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.

•

Redemption requests may be made by mail or by contacting the Unitholder’s financial intermediary, both subject to certain conditions described in this Plan. If making a redemption request by contacting the Unitholder’s financial intermediary, the Unitholder’s financial intermediary may require the Unitholder to provide certain documentation or information. If making a redemption request by mail to the transfer agent, the Unitholder must complete and sign a redemption authorization form, a form of which is attached hereto as Schedule B. Written requests should be sent to the transfer agent at the following address:

Blackstone Infrastructure Strategies L.P.

c/o SS&C GIDS, Inc.

PO Box 219013

Kansas City, MO 64121-9013

Overnight Address:

Blackstone Infrastructure Strategies L.P.

c/o SS&C GIDS, Inc.

801 Pennsylvania Avenue, PO Box 219013

Kansas City, MO 64105-1407

Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

•

For processed redemptions, Unitholders may request that redemption proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least thirty (30) calendar days. Unitholders should check with their broker-dealer that such payment may be made via check or wire transfer, as further described below.

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•

Unitholders may also receive redemption proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the Unitholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions.

•

A medallion signature guarantee may be required in certain circumstances described below. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. The Partnership reserves the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. The Partnership may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) a Unitholder wishes to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least thirty (30) calendar days or sent to an address other than such Unitholder’s address of record for the past thirty (30) calendar days; or (3) the Partnership’s transfer agent cannot confirm a Unitholder’s identity or suspects fraudulent activity.

•	If a Unitholder has made multiple purchases of the Partnership’s Units, any redemption request will be processed on a first in/first out basis.

Minimum Account Redemptions

In the event that any Unitholder fails to maintain the minimum balance of $500 of Units, the Partnership may redeem all of the Units held by that Unitholder at the Redemption Price in effect on the date the Partnership determines that such Unitholder has failed to meet the minimum balance, less any Early Redemption Deduction. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Partnership’s NAV. Minimum account redemptions are subject to the Early Redemption Deduction.

Redemption Limitations

The General Partner may cause the Partnership to redeem fewer Units than have been requested in any particular calendar quarter to be redeemed under this Plan, or none at all, in its discretion at any time. In addition, redemptions under this Plan will be limited in any calendar quarter to 3% of the Partnership’s outstanding Units (by number of Units) as of the last calendar day of the immediately preceding calendar quarter.

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If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Partnership has redeemed all Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. Unsatisfied redemption requests will not be automatically carried over to the next Redemption Window and, in order for a redemption request to be reconsidered, Unitholders must resubmit their redemption request after the start of the next Redemption Window, or upon the recommencement of this Plan, as applicable. Unitholders who are exchanging a class, or series of a class, of Units for an equivalent aggregate NAV of another class, or series of a class, of Units will not be subject to and will not be treated as redeeming for the calculation of, the 3% quarterly calculation on redemptions and will not be subject to the Early Redemption Deduction.

If the Redemption Price for the applicable calendar quarter is not made available by the tenth (10th) Business Day prior to the Redemption Deadline (or is changed after such date), the Redemption Deadline will be extended to a later date such that the Redemption Price is available for at least ten (10) Business Days prior to the Redemption Deadline. The Redemption Price for each calendar quarter will be available on the Partnership’s website at www.bxinfra.com and in the Partnership’s Current Reports on Form 8-K filed with the Securities and Exchange Commission at www.sec.gov.

Should redemption requests, in the General Partner’s judgment, place an undue burden on the Partnership’s liquidity, adversely affect the Partnership’s operations or risk having an adverse impact on the Partnership as a whole, or should the General Partner otherwise determine that investing its liquid assets or other investments rather than redeeming the Partnership’s Units is in the best interests of the Partnership as a whole, the General Partner may choose to redeem fewer Units in any particular calendar quarter than have been requested to be redeemed, or none at all. Further, the General Partner (with the approval of the Independent Directors) may make exceptions, modify or suspend this Plan (including to make exceptions to the redemption limitations, or redeem fewer Units than such redemption limitations) if, in its reasonable judgment, it deems such action to be in the best interest of the Partnership and its Unitholders including, but not limited to, for tax, regulatory or other structuring reasons. Material amendments to and/or suspension of this Plan may be made by the General Partner (with the approval of the Independent Directors) and will be promptly disclosed in a current or periodic report filed with the Securities and Exchange Commission at www.sec.gov. In addition, the General Partner (with the approval of the Independent Directors) may determine to suspend this Plan due to regulatory changes, changes in law or if the General Partner becomes aware of undisclosed material information that it believes should be publicly disclosed before Units are redeemed. The General Partner (with the approval of the Independent Directors) must affirmatively authorize the recommencement of this Plan if it is suspended before Unitholder requests will be considered again.

As described in the Partnership’s Memorandum, Units held by the Investment Manager acquired as payment of the Investment Manager’s management fee may be redeemed at the Investment Manager’s request, upon 60 days’ written notice to the Partnership, and will be subject to the quarterly volume limitations described herein but not the Early Redemption Deduction. In addition, any redemptions of Units in respect of distributions on the Performance Participation Allocation to the General Partner may be redeemed at the General Partner’s request, upon 60 days’ written notice to the Partnership, and will be subject to the quarterly volume limitations described herein but not the Early Redemption Deduction.

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Early Redemption Deduction

Subject to limited exceptions, Units that have not been outstanding for at least two years will be subject to an early redemption deduction equal to 5% of the value of the NAV of the Units being redeemed (an “Early Redemption Deduction”), without duplication by the Feeder. The two-year holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. This Early Redemption Deduction will also generally apply to minimum account redemptions. The Early Redemption Deduction will not apply to Units acquired through the Partnership’s distribution reinvestment plan.

For illustrative purposes, a Unitholder that acquires Units on January 1 would not incur an Early Redemption Deduction for participating in a Redemption Window that has a valuation date of December 31 of the following year (or anytime thereafter).

The General Partner may, from time to time, waive the Early Redemption Deduction in its discretion, including, without limitation, in the following circumstances (subject to conditions described below):

•	redemptions resulting from death, qualifying disability or divorce of a Unitholder;

•	in the event that a Unitholder’s Units are redeemed because such Unitholder has failed to maintain the $500 minimum account balance;

•	in the case of redemptions arising from the rebalancing of a model portfolio sponsored by a financial intermediary or

•	due to trade or operational error.

As set forth above, the Partnership may waive the Early Redemption Deduction in respect of redemption of Units resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a Unitholder who is a natural person, including Units held by such Unitholder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the Unitholder, the recipient of the Units through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such Unitholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the Unitholder became a Unitholder or (iii) in the case of divorce, receiving written notice from the Unitholder of the divorce and the Unitholder’s instructions to effect a transfer of the Units (through the redemption of the Units by the Partnership and the subsequent purchase by the Unitholder) to a different account held by the Unitholder (including trust or an individual retirement account or other retirement or profit-sharing plan). The Partnership must receive the written redemption request within 12 months after the death of the Unitholder, the initial determination of the Unitholder’s disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, disability or divorce of a Unitholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the Unitholder. If spouses are joint registered holders of Units, the request to have the Units redeemed may be made if either of the registered holders dies or acquires a qualified disability. If the Unitholder is not a natural person, such as certain trusts or a partnership, Corporation or other similar entity, the right to waiver of the Early Redemption Deduction upon death, disability or divorce does not apply.

EX-A-6

Restrictions on Certain Unitholders

Certain Unitholders in the future may agree to certain terms in their subscription agreements with the Partnership, including a minimum holding period before seeking to participate in the Plan and additional limitations.

Unitholders of the Feeder

The Feeder, as an investor in the Partnership, participates in this Plan. Unitholders of the Feeder shall have a right to participate in this Plan under the same terms as direct Unitholders of the Partnership.

Items of Note

•	Unitholders will not receive interest on amounts represented by uncashed redemption checks;

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld; and

•

All Units requested to be redeemed must be beneficially owned by the Unitholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the Unitholder of record or his or her estate, heir or beneficiary, and such Units must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Partnership may ask the requesting party to provide evidence satisfactory to the Partnership that the Units requested for redemption are not subject to any liens or encumbrances. If the Partnership determines that a lien exists against the Units, the Partnership will not be obligated to redeem any Units subject to the lien.

Mail and Telephone Instructions

The Partnership and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Unitholder transactions if they reasonably believe that such instructions were genuine. The Partnership’s transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the Unitholder to provide certain specific identifying information on file and sending written confirmation to Unitholders of record. The Partnership and the Partnership’s transfer agent shall not be liable for failure by the Unitholder or its agent to properly act upon instructions in a timely manner under any circumstances. Failure by the Unitholder or its agent to notify the Partnership’s transfer agent within sixty (60) calendar days from receipt of such confirmation, that the instructions were not properly acted upon or any other discrepancy will fully relieve the Partnership, the Partnership’s transfer agent and the financial advisor of any liability with respect to the discrepancy.

EX-A-7

Schedule A

Form of Promissory Note for Redemption of Units

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Dated: [Insert Date]

FOR VALUE RECEIVED, Blackstone Infrastructure Strategies L.P. (“Payor” or the “Partnership”), a Delaware limited partnership issuing its limited partnership units (“Units”), hereby promises to pay [insert name of payee] (“Payee”), the Payment Amount (as defined in Section 2) in a single installment as discussed below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Unit Redemption Plan of the Partnership.

This Note is being issued so that Payor may redeem Units (the “Redeemed Units”) from Payee pursuant to the terms and subject to the conditions set out in the Unit Redemption Plan of the Partnership and the Redemption Authorization Form submitted by the Payee. This Note is not negotiable and is not interest-bearing.

1. General Payment Provisions. The Payor will pay the Payment Amount under this Note in a single installment in such currency of the United States of America as will be legal tender at the time of payment. Payment under this Note will be made by wire transfer to Payee’s account at Payee’s authorized agent as previously identified to Payor by Payee.

2. Payment. The “Payment Amount” will be an amount equal to the net asset value of the Redeemed Units determined as of [applicable calendar quarter] reduced by the Early Redemption Deduction, if applicable. Unless the existence of changes in tax or other laws or regulations or unusual market conditions result in a delay, the Payor will make payment under this Note on or before sixty-five (65) calendar days after the Redemption Deadline.

Units with a Redemption Date that is within the 24-month period following the initial issue date of such Units being redeemed are subject to the Early Redemption Deduction at a rate of 5% of the aggregate net asset value of such Units by the Partnership.

3. Optional Prepayment. This Note may be prepaid, without premium, penalty or notice, at any time.

4. Events of Default.

(a) The occurrence of any of the following events shall be deemed to be an “Event of Default” under this Note:

(i) The Payor defaults in payment when due and any such default continues for a period of ten (10) calendar days; or

(ii) (1) The Payor commences any proceeding or other action relating to the Partnership in bankruptcy or seeks reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Partnership or the debts of the Partnership under any law relating to bankruptcy, insolvency or

SCH-A-1

reorganization or relief of debtors; (2) the Payor applies for, or consents or acquiesces to, the appointment of a receiver, conservator, director or similar officer for the Partnership or for all or substantially all of the property of the Partnership; (3) the Payor makes a general assignment for the benefit of creditors of the Partnership; or (4) the Payor generally admits its inability to pay its debts with respect to the Partnership as they become due and payable; or

(iii) (1) The commencement of any proceeding or the taking of any other action against the Partnership in bankruptcy or seeking reorganization, arrangement, readjustment, dissolution, liquidation, winding-up, relief or composition of the Partnership or the debts of the Partnership under any law relating to bankruptcy, insolvency or reorganization or relief of debtors and the continuance of any of such events for sixty (60) calendar days undismissed, unbonded or undischarged; or (2) the appointment of a receiver, conservator, director or similar officer for the Payor or for all or substantially all of the property of the Partnership and the continuance of any such event for sixty (60) calendar days undismissed, unbonded or undischarged.

(b) Upon the occurrence of an Event of Default, the entire unpaid amount of this Note outstanding shall become immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, and without any action on the part of the Payee.

5. Miscellaneous.

(a) Governing Law; Consent to Jurisdiction. This Note and the rights and remedies of the Payor and Payee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within such State, without regard to the conflict of laws principles of such State. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court located within the County of New York, State of New York, and each party hereto agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the venue of the action, suit or proceeding is improper or that this Note or the subject matter hereof may not be enforced in or by such court.

(b) Notices. All communications under this Note will be given in writing, sent by telecopier or registered mail to the address set forth below or to such other address as such party will have specified in writing to the other party hereto, and will be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

If to Payor, to:	Blackstone Infrastructure Strategies L.P. 345 Park Avenue New York, New York 10154 Telephone:(212) 583-5000

If to Payee, to:	[Insert contact information for the Payee]

SCH-A-2

(c) Severability, Binding Effect. Any provision of this Note that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Amendment; Waiver. No provision of this Note may be waived, altered or amended, except by written agreement between the Payor and Payee.

(e) Waiver of Presentment. Payor hereby waives presentment, protest, demand for payment and notice of default or nonpayment to or upon Payor with respect to this Note.

(f) Entire Agreement. This Note and the Unit Redemption Plan set out the entire agreement between the parties and supersede any prior oral or written agreement between the parties.

(g) Delaware Limited Partnership. The obligations of the Partnership under this Note are not binding upon any director or unitholder of the Partnership personally, but bind only the Partnership and the Partnership’s property. Notice is hereby given that this instrument is executed on behalf of the Directors of the Partnership as directors and not individually and that the obligations of or arising out of this instrument are not binding on any of the Directors, executive officers or unitholders individually, but are binding only upon the property of the Partnership.

IN WITNESS WHEREOF, Payor has duly caused this Note to be duly executed as of the date first above written.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

By:
Name:	[ ]
Title:	[ ]

SCH-A-3

Schedule B

Form of Redemption Authorization Form

REDEMPTION AUTHORIZATION FOR BLACKSTONE INFRASTRUCTURE STRATEGIES L.P. OR BLACKSTONE INFRASTRUCTURE STRATEGIES (TE) L.P.

Use this form to request redemption of your Units in Blackstone Infrastructure Strategies L.P. (the “Partnership”) or Blackstone Infrastructure Strategies (TE) L.P. (the “Feeder”). Please complete all sections below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Unit Redemption Plan of the Partnership.

1 REDEMPTION FROM THE FOLLOWING ACCOUNT

Name(s) on the Account

Account Number	Social Security Number/TIN

Financial Advisor Name	Financial Advisor Phone Number

2 REDEMPTION AMOUNT (Check one, required)	3 REDEMPTION TYPE (Check one, required)

☐ All Units	☐ Normal

☐ Number of Units	☐ Death

☐ Disability ☐ Divorce

Additional documentation is required if redeeming due to Death, Disability or Divorce. Contact Investor

Relations for detailed instructions at 844-702-1299.

4 PAYMENT INSTRUCTIONS (Select only one)

A non-transferable, non-interest bearing promissory note for the net asset value of the redeemed Units may be issued to the undersigned Unitholder if the Partnership accepts for redemption the Units submitted hereby. The undersigned Unitholder acknowledges that SS&C GIDS, Inc., the Partnership’s transfer agent, will process the promissory note on behalf of the undersigned Unitholder.

Indicate how you wish to receive your cash payment below. If an option is not selected, a check will be sent to your address of record. Redemption proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.

☐ Cash/Check Mailed to Address of Record

☐ Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

☐ I authorize Blackstone Infrastructure Strategies L.P. or Blackstone Infrastructure Strategies (TE) L.P., as applicable, or its agent to deposit my distribution into my checking or savings account.

Name / Entity Name / Financial Institution	Mailing Address

SCH-B-1

City	State	Zip Code	Account Number

☐ Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodian Investors Only)

I authorize Blackstone Infrastructure Strategies L.P. or Blackstone Infrastructure Strategies (TE) L.P., as applicable, or its agent to deposit my distribution into my checking or savings account. In the event that Blackstone Infrastructure Strategies L.P. or Blackstone Infrastructure Strategies (TE) L.P., as applicable, deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State

Your Bank’s ABA Routing Number	Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

5 UNIT REDEMPTION PLAN CONSIDERATIONS (Select only one)

The Plan contains limitations on the number of Units that can be redeemed under the Plan during any calendar quarter. In addition to these limitations, the General Partner cannot guarantee that the Partnership will have sufficient funds to accommodate all redemption requests made in any applicable Redemption Window and the General Partner may cause the Partnership to redeem fewer Units than have been requested in any particular calendar quarter, or none at all. If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Partnership has redeemed all Units for which redemption has been requested due to death, disability or divorce and other limited exceptions. If redemption requests are reduced on a pro rata basis after the Partnership has redeemed all Units for which redemption has been requested due to death, disability or divorce or other limited exceptions, you may elect (at the time of your redemption request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new redemption request for the remaining amount. Please select one of the following options below. If an option is not selected, your redemption request will be processed on a pro rata basis, if needed.

☐	Process my redemption request on a pro rata basis.

☐	Withdraw (do not process) my entire redemption request if amount will be reduced on a pro rata basis.

6 AUTHORIZATION AND SIGNATURE

IMPORTANT: Signature Guarantee may be required if any of the following applies:

•	Amount to be redeemed is $500,000 or more.

•	The redemption is to be sent to an address other than the address we have had on record for the past thirty (30) days.

•	The redemption is to be sent to an address other than the address on record.

•

If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the-same as <New Name>” and you must sign your old and new name.

•	The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non-Custodial Investors Only)

SCH-B-2

Investor Name (Please Print)	Signature	Date

Co-Investor Name (Please Print)	Signature	Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below)	Custodian and/or Broker/Dealer Authorization (if applicable) Signature of Authorized Person

*

Please refer to the Partnership Agreement and Memorandum you received in connection with your initial investment, for a description of the current terms of the Plan. The Redemption Price will be available on the Partnership’s website at www.bxinfra.com and in the Partnership’s or the Feeder’s Current Reports on Form 8-K filed with the Securities and Exchange Commission at www.sec.gov. There are various limitations on your ability to request that the Partnership redeems your Units, including, subject to certain exceptions, the Early Redemption Deduction if your Units have been outstanding for less than two years. In addition, redemptions under this Plan will be limited in any calendar quarter to 3% of the Partnership’s outstanding Units (by number of units) as of the last calendar day of the immediately preceding calendar quarter. The General Partner (with the approval of the Independent Directors) may determine to make exceptions to, amend or suspend the Plan without Unitholder approval. Material amendments and/or suspension this Plan may be made by the General Partner (with the approval of the Independent Directors) and will be promptly disclosed in a current or periodic report filed with the Securities and Exchange Commission at www.sec.gov. Redemption of Units, when requested, will generally be made quarterly. All requests for redemption must be received in good order by the Redemption Deadline, which is 4:00 p.m. (Eastern time) on the tenth (10th) Business Day of the second month of the applicable calendar quarter. A Unitholder may withdraw his or her redemption request by notifying the transfer agent, directly or through the Unitholder’s financial intermediary, on the Partnership’s toll-free, automated telephone line, 844-702-1299. Redemption requests must be cancelled before 4:00 p.m. (Eastern time) on the applicable Redemption Deadline. The General Partner cannot guarantee that the Partnership will have sufficient available funds or that the Partnership will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt) of redemption requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.

Mail to: Blackstone Infrastructure Strategies L.P. ⬛ SS&C GIDs, Inc. ⬛ PO Box 219013 ⬛ Kansas City, MO 64121-9013

Overnight Delivery: Blackstone Infrastructure Strategies L.P. ⬛ SS&C GIDs, Inc. ⬛ 801 Pennsylvania Avenue PO Box 219013 ⬛ Kansas City, MO 64105-1407

Investor Relations: 844-702-1299

SCH-B-3

Exhibit B

FORM OF AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”), dated as of [ ], 202[ ], by and between Blackstone Infrastructure Strategies L.P., a Delaware limited partnership (the “Partnership”), and Blackstone Infrastructure Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”).

WHEREAS, the Partnership and the Investment Manager previously entered into that certain Investment Management Agreement, dated January 2, 2025 (the “Original Agreement”), pursuant to which the Partnership engaged the Investment Manager to originate and recommend investment opportunities to the Partnership, monitor and evaluate Investments and perform administrative services for the Partnership as requested by the General Partner, and the Investment Manager agreed to render such services to the Partnership in consideration of a management fee and other compensation as thereinafter specified;

WHEREAS, the engagement of the Investment Manager by the Partnership is authorized by the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as may be further amended, restated or modified from time to time, the “Partnership Agreement”); and

WHEREAS, the Partnership and the Investment Manager desire to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

1. Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in Article I of the Partnership Agreement.

“Administration Fee” shall have the meaning specified in Section 3(g) hereof.

“Initial Fund Expenses Support” shall have the meaning specified in Section 5 hereof.

“Management Fee” shall have the meaning specified in Section 3(a) hereof.

“NAV” shall have the meaning specified in Section 3(b) hereof.

“Organizational and Offering Expenses” shall have the meaning specified in Section 4 hereof.

“Other Fees” shall have the meaning specified in Section 3(c) hereof.

“Reduction Amount” shall have the meaning specified in Section 3(c) hereof.

“Secondary Investments” shall mean secondary market purchases of existing investments in established investment funds but excluding any investments in collateralized loan obligations products and other securitization vehicles.

EX-B-1

2. Provision of Services by the Investment Manager. (a) The Investment Manager shall originate and recommend to the Partnership investment opportunities consistent with the purposes of the Partnership, monitor and evaluate Investments and provide such other services related thereto as the Partnership may reasonably request.

(b) The Investment Manager shall (directly or through an Affiliate) maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement. Services to be rendered by the Investment Manager in connection with the Partnership’s investment program shall include:

(i) analysis and investigation of potential Portfolio Entities, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds;

(ii) analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers;

(iii) structuring of acquisitions of Investments, including through the Aggregator and other Intermediate Entities;

(iv) identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals;

(v) supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;

(vi) monitoring the performance of Portfolio Entities and, where appropriate, providing advice to the management of the Portfolio Entities at the policy level during the life of an Investment;

(vii) arranging and coordinating the services of other professionals and consultants, including Blackstone; and

(viii) providing the Partnership with such other services as the General Partner may, from time to time, appoint the Investment Manager to be responsible for and perform.

(c) Notwithstanding the services provided by the Investment Manager, the Investment Manager shall not be authorized to manage the affairs of, act in the name of, or bind the Partnership. The management, policies and operations of the Partnership shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to Partnership matters, including, without limitation, the acquisition, management and disposition of Investments, shall be made by the General Partner acting pursuant to and in accordance with the Partnership Agreement.

EX-B-2

(d) The General Partner, on behalf of the Partnership, shall appoint the Investment Manager to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute: (i) portfolio management and risk management functions in respect of the Partnership, and (ii) such other functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Investment Manager, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Investment Manager’s performance of such functions. For the avoidance of doubt, the Investment Manager shall be permitted to engage one or more Affiliates to serve as a sub-manager.

3. Management Fee, Other Fees and Administration Fee. (a) Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Investment Manager a management fee with respect to each Limited Partner (the “Management Fee”), calculated in the manner set forth below.

(b) The Management Fee shall be calculated monthly and paid quarterly by BXINFRA (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar quarter and shall be equal to, for each calendar month commencing six calendar months after the Initial Closing Date, in the aggregate, an annualized rate of (i) 1.25% of the Aggregator’s net asset value (“NAV”) attributable to Class I-Series I Units, (ii) 1.05% of the Aggregator’s NAV attributable to the Class I-Series II Units and (iii) 0.95% of the Aggregator’s NAV attributable to the Class I-Series III Units (each as defined in the Aggregator’s exempted limited partnership agreement). The Management Fee shall be payable by BXINFRA before giving effect to any accruals for the Management Fee, Servicing Fees, the Administration Fee, the Performance Participation Allocation, pending Aggregator Unit redemptions, any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity through which BXINFRA indirectly invests in an Investment (or any comparable entities of any Other Blackstone Accounts in which BXINFRA directly or indirectly participates) or taxes paid by any such entity during the applicable month. The Partnership, any Feeder Fund and/or Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee based on its proportional interest in the Aggregator. The Investment Manager may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be redeemed by the Partnership at NAV at the Investment Manager’s request, upon 60 days’ written notice to the Partnership, and will be subject to the volume limitations in the Unit Redemption Plan but not the early redemption deduction of the Unit Redemption Plan.

(c) Any fees (other than the Management Fee, the Servicing Fee and the Administration Fee) earned by the Investment Manager and/or its Affiliates from or with respect to BXINFRA’s investment activities and/or Portfolio Entities and from unconsummated transactions, including, without limitation, net break-up and topping fees, commitment fees, transaction fees, monitoring fees, directors’ fees, investment banking fees, construction, development and other property/asset management fees (including, for example, services relating to the preparation of monthly cash flow models and industry research reports and sourcing, diligence and underwriting and other similar services), mortgage servicing fees, consulting fees (including

EX-B-3

management consulting), syndication fees, capital markets syndication and advisory fees (including underwriting fees, and with respect to syndications or placements of debt and/or equity securities or instruments issued by Portfolio Entities or entities formed to invest therein), origination fees, servicing (including loan/mortgage/asset servicing) fees, healthcare consulting/brokerage fees, group purchasing fees and/or insurance (including title insurance), financial advisory fees, organization fees, financing fees, divestment fees and other similar fees, treasury and valuation services, energy procurement / brokerage fees, fees for sustainability services, data management and services fees or payments, leasing/administrative fees, similar fees for arranging acquisitions and other financial restructurings, other similar operational and financial matters, (whether in cash or in-kind), other fees and annual retainers (whether in cash or in-kind) and any other fees as further described in the Memorandum as updated from time to time (collectively, “Other Fees”) shall be paid directly to the Investment Manager or its Affiliates and BXINFRA recognizes and consents that the Investment Manager and its Affiliates may receive such Other Fees and the Management Fee shall not be affected thereby except as expressly set forth in the last sentence of this Section 3(c); provided, that such Other Fees and any Reduction Amount (defined below) shall generally be allocated among the Partnership, any Feeder Funds, Parallel Funds and/or Intermediate Entities, Other Blackstone Accounts, or other Persons pro rata as determined in the good faith discretion of the Investment Manager and its affiliates. However, the Management Fee paid by each Limited Partner (indirectly through the Partnership) (in addition to any Management Fee reduction pursuant to Section 4.1(a)(i) of the Partnership Agreement) shall be reduced (but not below zero) by an amount (the “Reduction Amount”) equal to 100% of the Partnership’s pro rata share of the net break-up, topping, commitment, transaction, monitoring, directors’, organization and divestment fees and management and performance fees borne by the Partnership through Secondary Investments in an Other Blackstone Account (excluding Secondary Investments in Other Blackstone Accounts that were made as part of a portfolio transaction) paid to the Investment Manager or its Affiliates in connection with the Partnership’s Investments.

(d) Such Other Fees shall be net of, to the extent not reimbursed or paid as provided herein, reasonable out-of-pocket expenses incurred by the Investment Manager or its Affiliates (and not otherwise reimbursed) in connection with the transaction out of which such fees arose. Subject to the foregoing, the Reduction Amounts in respect of fees received by the Investment Manager and its Affiliates in any month shall be based upon the aggregate of fees received by the Investment Manager and its Affiliates. The Reduction Amounts for each month shall be applied to reduce the Management Fee payable at the beginning of the immediately succeeding month (but not to an amount below zero).

(e) The Investment Manager and its Affiliates may receive fees of the type described in this Section 3 from companies other than BXINFRA’s Portfolio Entities and their Affiliates and those involved in BXINFRA’s unconsummated transactions, including in connection with a joint venture in which BXINFRA participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty of BXINFRA and/or as otherwise described in the Memorandum. The Investment Manager and its Affiliates shall have no obligation to reduce the Management Fee in respect of such fees or share such fees in any way with BXINFRA or the Limited Partners.

EX-B-4

(f) The Management Fee for each of (i) the first calendar month after the first six months following the Initial Closing Date and (ii) the last calendar month of BXINFRA shall each be prorated for the number of days in such period.

(g) Administration Fee. Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Investment Manager an administration fee (the “Administration Fee”). The Administration Fee shall be payable in cash monthly in arrears on the last Business Day of each calendar month and shall be equal to, in the aggregate, an annualized rate of 0.10% of the Aggregator’s NAV. The Administration Fee shall be payable by BXINFRA before giving effect to any accruals for the Management Fee, the Servicing Fee, the Administration Fee, the Performance Participation Allocation, pending Aggregator Unit redemptions, any distributions and without taking into account accrued and unpaid taxes of an Intermediate Entity (including Corporations) through which BXINFRA indirectly invests in an Investment (or any comparable entities of any Other Blackstone Accounts in which BXINFRA directly or indirectly participates) or taxes paid by any such entity during the applicable month. The Partnership, any Feeder Fund and any Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Administration Fee based on its proportional interest in the Aggregator. The Administration Fee will be separate from and additional to the Management Fee and any Fund Expenses (including administrative expenses incurred in connection with Investments and Portfolio Entities). From time to time, the Investment Manager may outsource certain administrative duties provided to BXINFRA with respect to the Administration Fee to third parties. The fees, costs and expenses of any such third-party service providers will be payable by the Investment Manager out of its Administration Fee.

4. Organizational and Offering Expenses. The Investment Manager hereby agrees to advance all of BXINFRA’s organizational and offering expenses on BXINFRA’s behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals and including all similar organizational and offering expenses of any Feeder Funds, Parallel Funds and/or Intermediate Entities primarily organized to invest in BXINFRA to the extent not paid by such Feeder Funds, Parallel Funds and/or Intermediate Entities or their investors, but excluding subscription fees and Servicing Fees)) (collectively, “Organizational and Offering Expenses”) through the first anniversary of the Initial Closing Date. On the Initial Closing Date (i.e., the day on which BXINFRA first accepts third-party investors and begins investment operations), BXINFRA will be obligated to reimburse the Investment Manager for all such advanced Organizational and Offering Expenses ratably over the 60 months following the first anniversary of the Initial Closing Date. The Investment Manager will determine what Organizational and Offering Expenses are attributable to the Partnership or any Feeder Fund, Parallel Fund or Intermediate Entity, in its sole discretion.

EX-B-5

5. Initial Fund Expenses Support. The Investment Manager may, in its discretion, advance all or a portion of the Fund Expenses to be borne by BXINFRA and the appropriately apportioned expenses relating to the Portfolio Entities, Feeder Funds, Parallel Funds and/or Intermediate Entities to the extent not paid by such Portfolio Entities, Feeder Funds, Parallel Funds and/or Intermediate Entities, in each case as determined pursuant to the terms of this Agreement and the Partnership Agreement (collectively, “Initial Fund Expenses Support”) through the first anniversary of the Initial Closing Date. BXINFRA will reimburse the Investment Manager for all such advanced expenses ratably over the 60 months following the first anniversary of the Initial Closing Date or on such earlier date as determined by the Investment Manager. The Investment Manager will determine the portion of Initial Fund Expenses Support that is attributable to the Partnership or any Portfolio Entity, Feeder Fund, Parallel Fund and/or Intermediate Entity in its sole discretion.

6. Exculpation and Indemnification. The parties hereto acknowledge that the Investment Manager and its officers, directors, members, partners, employees, agents, stockholders and Affiliates are beneficiaries of and shall be bound by and deemed subject to the exculpation and indemnification provisions of Section 4.3 of the Partnership Agreement.

7. Term. The term of this Agreement shall be the same as the term of the Partnership Agreement. This Agreement shall be terminated upon the earliest to occur of (a) the decision of the Partnership in the sole discretion of the General Partner upon sixty (60) days’ notice to so terminate, (b) the bankruptcy of the Investment Manager, and (c) the termination of the Partnership.

8. Miscellaneous. (a) This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Limited Partners in the aggregate will require the prior approval of the Independent Directors.

(b) Any notice shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Express Mail or recognized overnight courier on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received, or (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Limited Partner has received access instructions by electronic mail, when posted.

(c) This Agreement shall bind any successors or assigns of the parties hereto as herein provided.

(d) This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, any

EX-B-6

party’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms. The authorization under this paragraph may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention.

(e) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Investment Manager acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(f) Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board of Directors), the Investment Manager shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes in the composition of the members constituting the limited liability company which is the Investment Manager so long as Blackstone and its Affiliates control such limited liability company; provided, further, that such limited liability company may be reconstituted from the limited liability company form to the limited partnership form, the general partnership form or to the corporate form or vice versa or any other form of entity so long as Blackstone and its Affiliates control such reconstituted entity.

(g) No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

[Rest of page intentionally left blank]

EX-B-7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

By: BLACKSTONE INFRASTRUCTURE STRATEGIES ASSOCIATES L.P., its general partner

By:	BXISA L.L.C., its general partner

By:
Name:
Title:

BLACKSTONE INFRASTRUCTURE ADVISORS L.L.C.

By:
Name:
Title:

[Signature Page to Blackstone Infrastructure Strategies L.P. A&R IMA]